                                     LEASE

                               5781 Van Allen Way
                              Carlsbad, California

                                    Landlord

                       CalWest Industrial Properties, LLC

                                     Tenant

                             Invitrogen Corporation

                         SINGLE TENANT INDUSTRIAL LEASE
                                 REFERENCE PAGE

BUILDING:                               5781 Van Allen Way
                                        Carlsbad, California 92008-7331

LANDLORD:                               CalWest Industrial Properties, LLC

LANDLORD'S ADDRESS:                     2121 Palomar Airport Road, Suite 100
                                        Carlsbad, California 92009

LEASE REFERENCE DATE:                   May 31, 2001

TENANT:                                 Invitrogen Corporation

TENANT'S ADDRESS:                       1620 Faraday Avenue
                                        Carlsbad, California 92008

BUILDING RENTABLE AREA:                 Approximately 320,025 sq. ft.

USE:                                    General office (including an
                                        information/computer room),
                                        manufacturing, research and development, warehousing, distribution and any ancillary uses related to such purposes, as permitted under existing zoning and applicable laws, regulations, ordinances and recorded covenants

COMMENCEMENT DATE:                      November 1, 2001

TERMINATION DATE:                       October 31, 2011

TERM OF LEASE:                          10 years, beginning on the Commencement
                                        Date and ending on the
                                        Termination Date (unless sooner
                                        terminated or extended pursuant to the
                                        Lease)

INITIAL ANNUAL RENT (Arcicle 3):        $1,403,109.12; See Addendum

INITIAL MONTHLY INSTALLMENT OF
ANNUAL RENT (Article 3):                $116,925.76; See Addendum

ASSIGNMENT/SUBLETTING FEE:              $500.00

SECURITY DEPOSIT:                       $0.00

REAL ESTATE BROKERS
DUE COMMISSION:                         CB Richard Ellis, Inc. (Landlord's
                                        Broker) and
                                        San Diego Commercial Real Estate
                                        Services (Tenant's Broker)

     The Reference Page information is incorporated into and made a part of the Lease. In the event of any conflict between any Reference Page information and the Lease, the Lease shall control. This Lease includes Exhibits A, B, C, D-1 and D-2, and each of which are made a part of this Lease.

LANDLORD:                                            TENANT:

CalWest Industrial Properties, LLC,                  Invitrogen Corporation,
a California limited liability company               a Delaware corporation

By: RREEF America, L.L.C.,                           By: /s/ [ILLEGIBLE]
                                                         -----------------------
a Delaware limited liability company                 Title: Vice President
                                                            --------------------
By: /s/ [ILLEGIBLE]                                  By: /s/ [ILLEGIBLE]
    ---------------------------------                    --------------------
Title: VP - Authorized Representative                Title: [ILLEGIBLE]
       ------------------------------                       -------------------
Dated: 6/11/01                                       Dated: June 6, 2001
       ---------------------                                --------------------

                                       2
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                               TABLE OF CONTENTS

Article                                                                     Page
1. USE AND RESTRICTIONS ON USE ............................................    1

2. TERM ...................................................................    1

3. RENT ...................................................................    2

4. TAXES ..................................................................    2

5. SECURITY DEPOSIT .......................................................    3

6. ALTERATIONS ............................................................    3

7. REPAIR .................................................................    3

8. LIENS ..................................................................    4

9. ASSIGNMENT AND SUBLETTING ..............................................    4

10. INDEMNIFICATION .......................................................    5

11. INSURANCE .............................................................    6

12. WAIVER OF SUBROGATION .................................................    6

13. SERVICES AND UTILITIES ................................................    6

14. HOLDING OVER ..........................................................    6

15. SUBORDINATION .........................................................    7

16. REENTRY BY LANDLORD ...................................................    7

17. DEFAULT ...............................................................    7

18. REMEDIES ..............................................................    8

19. TENANT'S BANKRUPTCY OR INSOLVENCY .....................................    9

20. QUIET ENJOYMENT .......................................................   10

21. DAMAGE BY FIRE, ETC ...................................................   10

22. EMINENT DOMAIN ........................................................   11

23. SALE BY LANDLORD ......................................................   11

24. ESTOPPEL CERTIFICATES .................................................   12

                                       i
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
25. SURRENDER OF PREMISES .................................................   12

26. NOTICES ...............................................................   12

27. TAXES PAYABLE BY TENANT ...............................................   13

28. DEFINED TERMS AND HEADINGS ............................................   13

29. AUTHORITY .............................................................   13

30. COMMISSIONS ...........................................................   13

31. TIME AND APPLICABLE LAW ...............................................   14

32. SUCCESSORS AND ASSIGNS ................................................   14

33. ENTIRE AGREEMENT ......................................................   14

34. EXAMINATION NOT OPTION ................................................   14

35. RECORDATION ...........................................................   14

36. LIMITATION OF LANDLORD'S LIABILITY ....................................   14

    EXHIBIT A - PREMISES
    EXHIBIT B - INITIAL ALTERATIONS
    EXHIBIT C - ADDENDUM TO LEASE
    EXHIBITS D-1 AND D-2 - CONFIDENTIALITY AGREEMENTS

                                      LEASE

          By this Lease Landlord Leases to Tenant and Tenant leases from Landlord the Building, together with parking areas, walkways, driveways and landscaped areas related thereto, as set forth and described on the References Page (the "Premises"). The Reference Page, including all terms defined thereon, is incorporated as part of this Lease.

     1. USE AND RESTRICTIONS ON USE.

1.1 The Premises are to be used solely for the purposes stated on the Reference Page. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure, annoy, or disturb them or allow the Premises to be used for any improper, immoral, unlawful, or objectionable purpose.* Tenant shall not do, permit or suffer in, on, or about the Premises the sale of any alcoholic liquor without the written consent of Landlord first obtained, or the commission of any waste to the Premises. Tenant shall comply with all governmental laws, ordinances and regulations (collectively, "Laws") applicable to the use of the Premises and its occupancy and shall promptly comply with all governmental orders and directions for the correction, prevention and abatement of any violations in or upon, or in connection with, the Premises, all at Tenant's sole expense. See Addendum.

----------
* See Section 1.3 regarding the Roof Lease.

1.2 Except as otherwise specifically provided in this Lease, Tenant shall not, and shall not direct, suffer or permit any of its agents, contractors, employees, licensees or invitees to at any time handle, use, manufacture, store or dispose of in or about the Premises or the Building any (collectively "Hazardous Materials") flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, or other similar substances, petroleum products or derivatives or any substance subject to regulation by or under any federal, state and local laws and ordinances relating to the protection of the environment or the keeping, use or disposition of environmentally hazardous materials, substances, or wastes, presently in effect or hereafter adopted, all amendments to any of them, and all rules and regulations issued pursuant to any of such laws or ordinances (collectively "Environmental Laws"), nor shall Tenant suffer or permit any Hazardous Materials to be used in any manner not fully in compliance with all Environmental Laws, in the Premises or the Building and appurtenant land or allow the environment to become contaminated with any Hazardous Materials. Notwithstanding the foregoing, Tenant may handle, store, use or dispose of products containing small quantities of Hazardous Materials (such as aerosol cans containing insecticides, toner for copiers, paints, paint remover and the like) to the extent customary and necessary for the use of the Premises for general office purposes; provided that Tenant shall always handle, store, use, and dispose of any such Hazardous Materials in a safe and lawful manner and never allow such Hazardous Materials to contaminate the Premises, Building and appurtenant land or the environment. Tenant shall protect, defend, indemnify and hold each and all of the Landlord Entities (as defined in Article 28) harmless from and against any and all loss, claims, liability or costs (including court costs and attorney's fees) incurred by reason of any actual or asserted failure of Tenant to fully comply with all applicable Environmental Laws, or the presence, handling, use or disposition in or from the Premises of any Hazardous Materials (even though permissible under all applicable Environmental Laws or the provisions of this Lease caused by Tenant or its employees, agents, contractors or invitees ), or by reason of any actual or asserted failure of Tenant to keep, observe, or perform any provision of this Section 1.2.

     See Addendum

     2. TERM

          2.1 The Term of this Lease shall begin on the date ("Commencement Date") which shall be the later of the Commencement Date as shown on the Reference Page and the date that Landlord shall tender possession of the Premises to Tenant. If requested in writing by either Landlord or Tenant, Landlord and Tenant shall execute a memorandum setting forth the actual Commencement Date and Termination Date.

               2.1.1 Tenant agrees that in the event of the inability of Landlord to deliver possession of the Premises on the Commencement Date, Landlord shall not be liable for any damage resulting from such inability.

     See Addendum

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     2.2 In the event Landlord shall permit Tenant to occupy the Premises prior to the Commencement Date, such occupancy shall be subject to all the provisions of this Lease. Said early possession shall not advance the Termination Date.

3. RENT.

     3.1 Tenant agrees to pay Landlord the Annual Rent in effect from time to time by paying the Monthly Installment of Rent then in effect on or before the first day of each full calendar month during the Term, except that the rent for November 2001 shall be paid upon the execution of this Lease. The Monthly Installment of Rent in effect at any time shall be one-twelfth of the Annual Rent in effect at such time. Rent for any period during the Term which is less than a full month shall be a prorated portion of the Monthly Installment of Rent based upon a thirty (30) day month. Said rent shall be paid to Landlord, without deduction or offset and without notice or demand, at the Landlord's address, as set forth on the Reference Page, or to such other person or at such other place as Landlord may from time to time designate in writing.

     3.2 Tenant recognizes that the late payment of any rent or other sum due under this Lease will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if rent or any other sum is not paid within 3 days after Tenant receives notice that rent or such sum is due and payable pursuant to this Lease, a late charge shall be imposed in an amount equal to the greater of: (a) Fifty Dollars($50.00), or (b) a sum equal to three percent (3%) per month of the unpaid rent or other payment. The amount of the late charge to be paid by Tenant shall be reassessed and added to Tenant's obligation for each successive monthly period until paid. The provisions of this
Section 3.2 in no way relieve Tenant of the obligation to pay rent or other payments on or before the date on which they are due, nor do the terms of this
Section 3.2 in any way affect Landlord's remedies pursuant to Article 18 in the event said rent or other payment is unpaid after date due.

4. TAXES

     4.1 Tenant shall pay as additional rent all Taxes incurred on the Building during the Term. Taxes shall be defined as real estate taxes and any other taxes, charges and assessments which are levied with respect to the Building or the land appurtenant to the Building, or with respect to any improvements, fixtures and equipment or other property of Landlord, real or personal, located in the Building and used in connection with the operation of the Building and said land, any payments to any ground lessor in reimbursement of tax payments made by such lessor; and all fees, expenses and costs incurred by Landlord in investigating, protesting, contesting or in any way seeking to reduce or avoid increase in any assessments, levies or the tax rate pertaining to any Taxes to be paid by Landlord in any Lease Year during the Term. Taxes shall not include any corporate franchise, or estate, inheritance or net income tax, or tax imposed upon any transfer by Landlord of its interest in this Lease or the Building.

     4.2 Prior to the actual determination thereof, Landlord may from time to time estimate Tenant's liability for Taxes under Section 4.1, Article 6 and
Article 27 for the lease year or portion thereof. Landlord will give Tenant written notification of the amount of such estimate and Tenant agrees that it will pay, by increase of its Monthly Installments of Rent due in such lease year, additional rent in the amount of such estimate. Any such increased rate of Monthly Installments of Rent pursuant to this Section 4.2 shall remain in effect until further written notification to Tenant pursuant hereto.

     4.3 When the above mentioned actual determination of Tenant's liability for Taxes is made in any lease year and when Tenant is so notified in writing, then:

         4.3.1 If the total additional rent Tenant actually paid pursuant to
Section 4.2 is more than Tenant's liability for Taxes, then Landlord shall refund the difference within 30 days.

     4.4 If the Commencement Date is other than January 1 or if the Termination Date is other than December 31, Tenant's liability for Taxes for the year in which said Date occurs shall be prorated based upon a three hundred sixty-five
(365) day year.

     4.5 Even though the Term has expired and Tenant has vacated the premises, when the final determination is made of Tenant's liability for Taxes for the year in which the Lease terminated, Tenant shall pay any difference due over the estimated taxes paid; and conversely any overpayment, less any amounts due Landlord under this Lease, shall be rebated to Tenant.

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6. ALTERATIONS.

     6.1 Except for those, if any, specifically provided for in Exhibit B to this Lease, Tenant shall not make or suffer to be made any alterations, additions, or improvements, including, but not limited to, the attachment of any fixtures or equipment in, on, or to the Premises or any part thereof or the making of any improvements as required by Article 7, without the prior written consent of Landlord which consent shall not be unreasonably withheld, conditioned or delayed. When applying for such consent, Tenant shall, if requested by Landlord, furnish complete plans and specifications for such alterations, additions and improvements.

     See Addendum.

     6.2 In the event Landlord consents to the making of any such alteration, addition or improvement by Tenant, the same shall be made using Tenant's contractor.

     6.4

     See Addendum.

     6.5 Tenant shall pay in addition to any sums due pursuant to Article 4, any increase in real estate taxes attributable to any such alteration, addition or improvement for so long, during the Term, as such increase is ascertainable; at Landlord's election said sums shall be paid in the same way as sums due under
Article 4.

7. REPAIR

     See Addendum.

     7.1 By taking possession of the Premises, Tenant accepts them as being in good order, condition and repair and in the condition in which Landlord is obligated to deliver them. It is hereby understood and agreed that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as specifically set forth in this Lease.

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     7.2 Subject to Landlord's duties set forth in Section 7.1 above, Tenant shall at its own cost and expense keep and maintain all parts of the Premises in good condition, promptly making all necessary repairs and replacements, whether ordinary or extraordinary, with materials and workmanship of the same character, kind and quality as the original (including, but not limited to, repair and replacement of all fixtures installed by Tenant, water heaters serving the Premises, windows, glass and plate glass, doors, exterior stairs, skylights, any special office entries, interior walls and finish work, floors and floor coverings, heating and air conditioning systems, electrical systems and fixtures, sprinkler systems, dock boards, truck doors, dock bumpers, driveways, rail tracks serving the Premises, plumbing work and fixtures, and performance of regular removal of trash and debris). Tenant as part of its obligations hereunder shall keep the Premises in a clean and sanitary condition. Tenant will, as far as possible keep all such parts of the Premises from deterioration due to ordinary wear and from falling temporarily out of repair, and upon termination of this Lease in any way Tenant will yield up the Premises to Landlord in good condition and repair, loss by fire or other casualty excepted (but not excepting any damage to glass). See Section 25.

     7.3 Except as set forth in this Section 7.3 and as provided in Article 21, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or to fixtures, appurtenances and equipment in the Building.

     See Addendum.

     7.4 Tenant shall, at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor approved by Landlord for servicing all heating and air conditioning systems and equipment serving the Premises (and a copy thereof shall be furnished to Landlord). The service contract must include all services suggested by the equipment manufacturer in the operation/maintenance manual and must become effective within thirty (30) days of the date Tenant takes possession of the Premises. Landlord may, upon notice to Tenant, enter into such a maintenance/ service contract on behalf of Tenant, or perform the work and in either case, charge Tenant the cost thereof along with a reasonable amount for Landlord's overhead.

     7.5 Tenant hereby waives and releases its right to make repairs at Landlord's expense under Section 1941 and 1942 of the California Civil Code or under any similar law, statute or ordinance now or hereafter in effect.
See Section 7.1.

     See Addendum.

8. LIENS.

Tenant shall keep the Premises, the Building and appurtenant land and Tenant's leasehold interest in the Premises free from any liens arising out of any services, work or materials performed, furnished, or contracted for by Tenant, or obligations incurred by Tenant. In the event that Tenant shall not, within
(30) days following the imposition of any such lien, either cause the same to be released of record or provide Landlord with insurance against the same issued by a major title insurance company or such other protection against the same as Landlord shall accept, Landlord shall have the right to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be considered additional rent and shall be payable to it by Tenant on demand. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or that Landlord shall deem proper, for the protection of Landlord, the Premises, the Building, and any other party having an interest therein, from mechanics' and materialmen's liens, and Tenant shall give to Landlord at least five business days' prior notice of commencement of any construction on the Premises.

9. ASSIGNMENT AND SUBLETTING

     9.1 Tenant shall not have the right to assign or pledge this Lease or to sublet the whole or any part of the Premises whether voluntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, and shall not make, suffer or permit such assignment, subleasing or occupancy without the prior written consent of Landlord (such consent shall not be unreasonably withheld, conditioned or delayed) and said restrictions shall be binding upon any and all assignees of the Lease and subtenants of the Premises. In the event Tenant desires to sublet, or permit such occupancy of, the Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord at lease thirty (30) days but no more than one hundred eighty (180) days prior to the proposed subtenant or assignee, the relevant terms of any sublease or assignment and copies of financial reports and other relevant financial reports and other relevant financial information of the proposed subtenant or assignee.

     See Addendum.

     9.2 Notwithstanding any assignment or subletting, permitted or otherwise, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent specified in this Lease and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an Event of Default, if the Premises or any part of them are then assigned or sublet, Landlord, in addition to any other remedies provided in this Lease or provided by law, may, at its option, collect directly from

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such assignee or subtenant all rents due and becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant under this Lease, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant's obligations under this Lease.

     9.3

     9.4

     9.5 Notwithstanding any other provision hereof, Tenant shall have no right to make (and Landlord shall have the absolute right to refuse consent to) any assignment of this Lease or sublease of any portion of the Premises if at the time of either Tenant's notice of the proposed assignment or sublease or the proposed commencement date thereof, there shall exist any uncured default of Tenant or matter which will become a default of Tenant with passage of time unless cured; or if the proposed assignee or sublessee is a governmental agency;
(d) is incompatible with the character of occupancy of the Building; or (e) would subject the Premises to a use which would; involve a violation of Section 1.2.

     9.6 Upon any request to assign or sublet, Tenant will pay to Landlord the Assignment/Subletting Fee regardless of whether Landlord shall consent to, refuse consent, or determine that Landlord's consent is not required for, such assignment, pledge or sublease. Any purported sale, assignment, mortgage, transfer of this Lease of subletting which does not comply with the provisions of this Article 9 shall be void.

     9.7

     See Addendum.

10. INDEMNIFICATION.

None of the Landlord Entities shall be liable and Tenant hereby waives all claims against them for any damage to any property or any injury to any person in or about the Premises by or from any cause whatsoever (including without limiting the foregoing, rain or water leakage of any character from the roof, windows, walls, basement, pipes, plumbing works or appliances, the Premises not being in good condition or repair, gas, fire, oil electricity or

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theft), except to the extent caused by or arising from the negligence or willful misconduct of Landlord or its agents, employees or contractors. Tenant shall protect, indemnify and hold the Landlord Entities harmless from and against any and all loss, claims, liability or costs (including court costs and attorney's fees) incurred by reason of (a) any damage to any property (including but not limited to property of any Landlord Entity) or any injury (including but not limited to death) to any person occurring in, on or about the Premises to the extent that such injury or damage shall be caused by or arise from any actual or alleged act, neglect, fault, or omission by or of Tenant, its agents, servants, employees, invitees, or visitors to meet any standards imposed by any duty with respect to the injury or damage; (b) the conduct or management of any work or thing whatsoever done by the Tenant in or about the Premises or from transactions of the Tenant concerning the Premises; (c) Tenant's failure to comply with any and all governmental laws, ordinances and regulations applicable to the condition or use of the Premises or its occupancy; or (d) any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to this Lease. The provisions of this Article shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.

     See Addendum.

11. INSURANCE

     11.1 Tenant shall keep in force throughout the Term: (a) a Commercial General Liability insurance policy or policies to protect the Landlord Entities against any liability to the public or to any invitee of Tenant or a Landlord Entity incidental to the use of or resulting from any accident occurring in or upon the Premises with a limit of not less than $ 1,000,000 per occurrence and not less than $2,000,000 in the annual aggregate, covering bodily injury and property damage liability and $1,000,000 products/completed operations aggregate; (b) Business Auto Liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident; (c) insurance protecting against liability under Worker's Compensation Laws with limits at least as required by statute; (d) Employers Liability with limits of $1,000,000 each accident, $1,000,000 disease policy limit, $1,000,000 disease--each employee; (e) All Risk or Special Form coverage protecting Tenant against loss of or damage to tenant's alterations, additions, improvements, carpeting, floor coverings, panelings, decorations, fixtures, inventory and other business personal property situated in or about the Premises to the full replacement value of the property so insured, (f) Business Interruption Insurance for 100% of the 12 month actual loss sustained, and, (d) Excess Liability in the amount of $5,000,000.

     See Addendum.

     11.2 Each of the aforesaid policies shall (a) be provided at Tenant's expense; (b) name the Landlord and the building management company, if any, as additional insureds; (c) be issued by an insurance company with a minimum Best's rating of "A:VII" during the Term; and (d) provide that said insurance shall not be cancelled unless thirty (30) days prior written notice (ten days for non-payment of premium) shall have been given to Landlord; and said policy or policies or certificates thereof shall be delivered to Landlord by Tenant upon the Commencement Date and at lease thirty (30) days prior to each renewal of said insurance.

     11.3 Whenever Tenant shall undertake any alterations, additions or improvements in, to or about the Premises ("Work") the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Work, without limitation including liability under any applicable structural work act, and such other insurance as Landlord shall require; and the policies of or certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such Work.

     See Addendum.

12. WAIVER OF SUBROGATION.

So long as their respective insurers so permit, Tenant and Landlord hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage, All Risks or other insurance now or hereafter existing for the benefit of the respective party but only to the extent of the net insurance proceeds payable under such policies. Each party shall obtain any special endorsements required by their insurer to evidence compliance with the aforementioned waiver.

13. SERVICES AND UTILITIES.

Tenant shall pay for all water, gas, heat, light, power, telephone, sewer, sprinkler system charges and other utilities and services used on or from the Premises, including without limitation, the cost of any central station signaling system installed in the Premises together with any taxes, penalties (unless due to Landlord's delay) and surcharges or the like pertaining thereto and any maintenance charges for utilities. Any such charges paid by Landlord and assessed against Tenant Shall be payable to Landlord within 30 days after receipt of an invoice and shall be additional rent hereunder. Except as set forth in Section 7.3 Landlord shall in no event be liable for any interruption or failure of utility services on or to the Premises.

     See Addendum.

14. HOLDING OVER.

Tenant shall pay Landlord for each day tenant retains possession of the Premises or part of them after termination of this Lease by lapse of time or otherwise at the rate ("Holdover Rate") which shall be 150% of the amount of the Annual Rent for the last period prior to the date of such termination plus all

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additional rent due under this Lease and If Tenant holds over without LandLord's consent also pay all damages sustained by LandLord by reason of such retention. If LandLord gives notice to Tenant of LandLord's election to that effect, such holding over shall constitute renewal of this Lease for a period from month to month at the Holdover Rate, but if the Landlord does not so elect, no such renewal shall result notwithstanding acceptance by Landlord of any sums due hereunder after such termination; and instead, a tenancy at sufferance at the Holdover Rate shall be deemed to have been created. In any event, no provision of this Article 14 shall be deemed to waive Landlord's right of reentry or any other right under this Lease or at Law.

15. SUBORDINATION.

This Lease shall be subject and subordinate at all times to ground leases and to the lien of any mortgages or deeds of trust now or hereafter placed on, against or affecting the Building, Landlord's interest or estate in the Building, or any ground or underlying lease; provided, however, that if the lessor, mortgage, trustee, or holder of any such mortgage or deed of trust elects to have Tenant's interest in this Lease be superior to any such instrument, then, by notice to Tenant, this Lease shall be deemed superior, whether this Lease was executed before or after said instrument. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver upon demand such further instruments evidencing such subordination or superiority of this Lease as any be required by Landlord.

     See Addendum

16. REENTRY BY LANDLORD.

     16.1 Landlord reserves and shall at all times have the right to re-enter the Premises to inspect the same, to show said Premises to prospective purchasers, mortgagees or tenants, to conduct environmental audits and/or inspections and to alter, improve or repair the Premises and any portion of the Building, without abatement of rent,* except as set forth in Section 7.3 and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures and open any wall, ceiling or floor in and through the Building and Premises where reasonably required by the character of the work to be performed, provided entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably.

     See Addendum

     16.2 Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by any action of Landlord authorized by this Article 16. except to the extent caused by or arising from the negligence or willful misconduct of Landlord or its agents, employees or contractors. Tenant agrees to reimburse Landlord, on demand, as additional rent, for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease.

     16.3

17. DEFAULT.

     17.1 Except as otherwise provided in Article 19, the following events shall be deemed to be Events of Default under this Lease:

        17.1.1 Tenant shall fail to pay when due any sum of money becoming due to be paid to Landlord under this Lease, whether such sum be any installment of the rent reserved by this Lease, any other amount treated as additional rent under this Lease, or any other payment or reimbursement to Landlord required by this Lease, whether or not treated as additional rent under this Lease, and such failure shall continue for a period of five days after written notice that such payment was not made when due.

        17.1.2 Tenant shall fail to comply with any term, provision or covenant of this Lease which is not provided for in another Section of this Article and shall not cure such failure within 30 days (forthwith, if the failure involves a hazardous condition caused by Tenant or its employees, agents, contractors or invitees) after written notice of such failure to Tenant.

* except as set forth in section 7.3

        17.1.3 Tenant shall fail to vacate the Premises immediately upon termination of this Lease, by lapse of time or otherwise, or upon termination of Tenant's right to possession only.

        17.1.4 Tenant shall become insolvent, admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of creditors, make a transfer in fraud of creditors, apply for or consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable law or statute of the United States or any state thereof.

        17.1.5 A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant bankrupt, or appointing a receiver of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement or Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within thirty(30) days from the date of entry thereof.

18.REMEDIES.

     18.1 Upon the occurrence of any of such events of default described in
Article 18.1 or elsewhere in this Lease, Landlord shall have the following rights and remedies in addition to all other rights or remedies available to Landlord in law or equity:

        18.1.1 The rights and remedies provided by California Civil Code Section 1951.2, including, but not limited to, the right to terminate Tenants's right to possession of the Premises and to recover the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of rental loss for the same period that the Tenant proves could be reasonably avoided, as computed pursuant to subsection (b) of said Section 1951.2;

        18.1.2 The rights and remedies provided by California Civil Code Section 1951.4, that allows Landlord to continue this Lease in effect and to enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due, for so long as Landlord does not terminate Tenant's right to possession; provided, however, if Landlord elects to exercise its remedies described in this subsection and Landlord does not terminate this Lease, and if Tenant requests Landlord's consent to an assignment of this Lease or a sublease of the Premises at such time as Tenant is in default, Landlord shall not unreasonably withhold its consent to such assignment or sublease. Acts of maintenance or preservation, efforts to relet the Premises or the appointment of a receiver upon Landlord's initiative to protect its interest under this Lease shall not constitute a termination of Tenants's right to possession;

        18.1.3 The right to terminate this Lease by giving notice to Tenant in accordance with applicable law;

        18.1.4 The right and power, as attorney-in-fact for Tenant, to enter the Premises and remove therefrom all persons and property, to store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, and to sell such property and apply the proceeds therefrom pursuant to applicable California law. Landlord, as attorney-in-fact for Tenant, may from time to time sublet the Premises or any part thereof for such term or terms (which may extend beyond the Term) and at such rent and such other terms as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs to the Premises. Upon each such subletting, (i) Tenant shall be immediately liable for payment to Landlord of, in addition to indebtedness other than rent due hereunder, the cost of such subletting and such alterations and repairs incurred by Landlord and the amount, if any, by which the rent for the period of such subletting (to the extent such period does not exceed the Term) exceeds the amount to be paid as rent for the Premises for such period, or (ii) at the option of Landlord, rents received from such subletting shall be applied, first, to payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such subletting and of such alterations and repairs; third, to payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same become due hereunder. If Tenant has been credited with any rent to be received by such subletting under clause
(i) and such rent shall not be promptly paid to Landlord by the subtenant(s), or if such rentals received from such subletting under clause (ii) during any month are less than those to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. For all purposes set forth in this subparagraph, Landlord is hereby irrevocably appointed attorney-in-fact for Tenant, with power of substitution. No taking of possession of the Premises by Landlord, as attorney-in-fact for Tenant, shall be construed as an election on its part to terminate this Lease unless a written notice of such intention is given to Tenant. Notwithstanding any such subletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach; and

     18.1.5 The right to have a receiver appointed for Tenant upon application by Landlord, to take possession of the Premises and to apply any rental collected from the Premises and to exercise all other rights and remedies available.

     18.1.6 For purpose of this Article 18: "worth at the time of award" shall be computed by allowing interest at a per annum rate of ten percent and rent with respect to each month shall be deemed to be a monthly rental arrived at by adding (i) one twelfth of the Annual Rent, plus (iii) one twelfth of any items of additional rent paid or payable by Tenant hereunder during the 12 consecutive month period prior to the month in which Tenant's default occurs or one twelfth of the annualized amount of the additional rent paid or payable and the last day of the calender month prior to the month in which such default occurs, if such default occurs during the first 12 calender months of the Term).

     18.2 See Addendum

     18.3 Pursuit of any of the foregoing remedies shall not preclude pursuit of any of other remedies provided in this Lease or any other remedies provided by law (all such remedies being cumulative), nor shall pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any rent due to Landlord under this Lease or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants contained in this Lease.

     18.4 No act or thing done by Landlord or its agents during the Term shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of said Premises shall be valid, unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants contained in this Lease shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants contained in this Lease. Landlord's acceptance of the payment of rental or other payments after the occurrence of an Event of Default shall not be construed as a waiver of such Default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord in enforcing one or more of the remedies provided in this Lease upon an Event of Default shall not be deemed or construed to constitute a waiver of such Default or of Landlord's right to enforce any such remedies with respect to such Default or any subsequent Default.

19. TENANTS BANKRUPTCY OR INSOLVENCY

        19.1.1

20. QUIET ENJOYMENT.

Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, while paying the rental and performing its other covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Landlord subject to the terms and provisions of this Lease. Landlord shall not be liable for any interference or disturbance by other tenants or third persons, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance. See
Section 1.3 and Section 2.1.1.

21. DAMAGE BY FIRE, ETC.

     21.1 Landlord shall maintain all insurance policies deemed by Landlord to be reasonably necessary or desirable and relating in any manner to protection, preservation or operation of the Premises, including by not limited to standard fire and extended coverage insurance covering the Premises in an amount not less than ninety percent (90%) of the replacement cost thereof insuring against the perils of fire and lightning and including extended coverage or, at Landlord's option, all risk coverage and, if Landlord so elects, earthquake, flood and wind coverages and Tenant Shall pay, as additional rent, the cost of such policies upon demand by Landlord. Such insurance shall be for the sole benefit of Landlord and under its sole control. Tenant shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained by Landlord hereunder unless Landlord is included as a loss payee thereon. Tenant shall immediately notify Landlord whenever any such separate insurance is taken out and shall promptly deliver to Landlord the policy or policies of such insurance.

     21.2 In the event the Premises or the Building are damaged by fire or other cause and in Landlord's reasonable estimation such damage can be materially restored within 365 days, Landlord shall forthwith repair the same and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate abatement in rent from the date of such damage. Such abatement of rent shall be made pro rata in accordance with the extent to which the damage and the making of such repairs shall interfere with the use and occupancy by Tenant of the Premises from time to time. Within forty-five (45) days from the date of such damage, Landlord shall notify Tenant, in writing, of Landlord's reasonable estimation of the length of time within which material restoration can be made, and Landlord's determination shall be binding on Tenant. For purposes of this Lease, the Building or Premises shall be deemed "materially restored" if they are in substantially the same condition as existed at the time of delivery of the Premises to Tenant.

     21.3 If such repairs cannot, in Landlord's reasonable estimation, be made within 365 days, Landlord and Tenant shall each have the option of giving the other, at any time within sixty (60) days after such damage, notice terminating this Lease as of the date of such damage. In the event of the giving of such notice, this Lease shall expire and all interest of the Tenant in the Premises shall terminate as of the date of such damage as if such date had been originally fixed in this Lease for the expiration of the Term. In the event that neither Landlord nor Tenant exercises its option to terminate this Lease, then Landlord shall repair or restore such damage, this Lease continuing in full force and effect, and the rent he

     See Addendum.

     21.4 Landlord shall not be required to repair or replace any damage or loss by or from fire or other cause to any panelings, decorations, partitions, additions, railings, ceilings, floor coverings, office fixtures or any other property or improvements installed on the Premises by or belonging to Tenant. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

     21.5 In the event that Landlord should fail to complete such repairs and material restoration within sixty (60) days after the date estimated by Landlord therefor as extended by this Section 21.5, Tenant may at its option and as its sole remedy terminate this Lease by delivering written notice to Landlord, within fifteen (15) days after the expiration of said period of time, whereupon the Lease shall end on the date of such notice or such later date the fixed in such notice as if the date of such notice was the date originally fixed in this Lease for the expiration of the Term; provided, however, that if construction is delayed because of changes, deletions or additions in construction requested by Tenant, strikes, lockouts, casualties, Acts of God war, material or labor shortages, government regulation or control or other causes beyond the reasonable control of Landlord, the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed.

     21.6 See Addendum.

     21.7 In the event of any damage or destruction to the Building or Premises by any peril covered by the provisions of this Article 21, it shall be Tenant's responsibility to properly secure the Premises and upon notice from Landlord to remove forthwith, at its sole cost and expense, such portion of all of the property belonging to Tenant or its licensees from such portion or all of the Building or Premises as Landlord shall request.

     21.8 The provisions of this Lease, including this Article, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or part of the Premises or the Building and any statute or regulation of the State of California, including, without limitation, Section 1932(2) and 1934(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to the Lease or any damage or destruction to all or any part to the Premises or the Building.

22. EMINENT DOMAIN.

If all or any substantial part of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, or conveyance in lieu of such appropriation, either party to this Lease shall have the right, at its option, of giving the other, at any time within thirty (30) days after such taking, notice terminating this Lease, except that Tenant may only terminate this Lease by reason of taking or appropriation, if such taking or appropriation shall be so substantial as to materially interfere with Tenant's use and occupancy of the Premises. If neither party to this Lease shall so elect to terminate this Lease, the rental thereafter to be paid shall be adjusted on a fair and equitable basis under the circumstances. Landlord shall be entitled to any and all income, rent, award, or any interest whatsoever in or upon any such sum, which may be paid or made in connection with any such public or quasi-public use or purpose, and Tenant hereby assigns to Landlord any interest if may have in or claim to all or any part of such sums, other than any separate award which may be made with respect to Tenant's trade fixtures and the value of improvements installed and paid for by Tenant and moving relocation and business interruption losses & expenses; Tenant shall make no claim for the value of any unexpired Term.

23. SALE BY LANDLORD.

In event of a sale or conveyance by Landlord of the Building, the same shall operate to release Landlord from any liability accruing thereafter upon any of the covenants or conditions, expressed or implied, contained in this Lease in favor of

Tenant, and in such event Tenant agrees to look solely to responsibility of the successor in interest of Landlord in and to this Lease. Except as set forth in this Article 23, this Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser of assignee, provided that Tenant's right to possession continues unabated and Tenant's other rights under this Lease continue undiminished, subject to the terms and conditions of this Lease. If any security has been given by Tenant to secure the faithful performance of any of the covenants of this Lease, Landlord may transfer of deliver said security, as such, to Landlord's successor in interest and thereupon Landlord shall be discharged from any further liability with regard to said security.

24. ESTOPPEL CERTIFICATES.

Within ten (10) days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord or mortgagee or prospective mortgagee a sworn statement certifying: (a) the date of commencement of this Lease; (b) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications to this Lease, that this Lease is in full force and effect, as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have been paid; (d) the fact that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant's statement; and (e) such other matters as may be reasonably request by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Article 24 may be relied upon by any mortgagee, beneficiary or purchaser and Tenant shall be liable for all loss, cost or expense resulting from the failure of any sale or funding of any loan caused by any material misstatement contained in such estoppel certificate. Tenant irrevocably agrees that is Tenant fails to execute and deliver such certificate within such ten (10) day period Landlord or Landlord's beneficiary or agent may execute and deliver such certificate on Tenant's behalf, and such certificate shall be fully binding on Tenant.

     See Addendum

25. SURRENDER OF PREMISES.

     See Addendum

     25.1 In the event of Tenant's failure to arrange such joint inspection to be held prior to vacating the Premises, Landlord's inspection at or after Tenant's vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration.

     25.2 At the end of the Term or any renewal of the Term or any renewal of the Term of other sooner termination of this Lease, Tenant will peaceably deliver up to Landlord Possession of the Premises, together with all improvements or additions upon or belonging to the same, by whomsoever made, in the same conditions first installed, broom clean and free of all debris, excepting only condemnation or Landlord's failure to make repairs required by it to make, ordinary wear and tear and damage by fire or other casualty. Tenant may, and at Landlord's request shall, at tenant's sole cost, remove upon termination of this Lease, any and all furniture, furnishings, movable partitions of less than full height from floor to ceiling, trade fixtures and other property installed by Tenant, title to which shall not be in or pass automatically to Landlord upon such termination, repairing all damage caused by such removal. Property not so removed shall, unless requested to the removed, be deemed abandoned by the Tenant and title to the same shall thereupon pass to Landlord under this Lease under this Lease as by a bill of sale. All other alterations, additions and improvements in, on or to the Premises shall be dealt with and disposed of as provided in Article 6. See Section 6.4

     25.3 All obligations of Tenant under this Lease not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term. In the event that Tenant's failure to perform prevents Landlord from releasing the Premises, Tenant shall continue to pay rent pursuant to the provisions of Article 14 until such performance is complete.

     See Addendum

26. NOTICES.

Any notice or document required or permitted to be delivered under this Lease shall be addressed to the intended recipient, shall be transmitted personally, by fully prepaid registered or certified United States Mail return receipt request, or by reputable independent contract delivery service furnishing a written record of attempted or actual delivery, and shall be deemed to be delivered when tendered for delivery to the addressee at its address set forth on the Reference Page, or at such other address as it has then last specified by written notice delivered in accordance with this Article 26, or if to Tenant at either its aforesaid address of its last known registered office or home of a general partner or individual owner, whether or not actually accepted or received by the addressee.

27. TAXES PAYABLE BY TENANT.

28.  DEFINED TERMS AND HEADINGS.

The Article headings shown in this Lease are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease. Any indemnification or insurance of Landlord shall apply to and inure to the benefit of all the following "Landlord Entities", being Landlord, Landlord's investment manager, and the trustees, board of directors, officers, general partners, beneficiaries, stockholders, employees and agents of each of them. Any option granted to Landlord shall also include or to be exercisable by Landlord's trustee, beneficiary, agents and employees, as the case may be, provided such individual is designated in writing by Landlord. In any case where this Lease is signed by more than one person, the obligations under this Lease shall be joint and several. The terms "Tenant" and "Landlord" or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof. The term "rentable area" shall mean the rentable area of the Premises or the Building as calculated by the Landlord on the basis of the plans and specifications of the Building including a proportionate share of any common areas. Tenant hereby accepts and agrees to be bound by the figures for the rentable square footage of the Premises shown on the Reference Page.

     See Addendum

29. TENANTS AUTHORITY.

If Tenant signs as a corporation each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has been and is qualified to do business in the state in which the Building is located, that the corporation has full right and authority to enter into this Lease, and that all persons signing on behalf of the corporation were authorized to do so by appropriate corporate actions. If Tenant signs as a partnership, trust or other legal entity, each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has compiled with all applicable laws, rules and governmental regulations relative to its right to do business in the state and that such entity on behalf of the Tenant was authorized to do so by any and all appropriate partnership, trust or other actions. Tenant agrees to furnish promptly upon request a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of Tenant to enter into this Lease.

     See Addendum

30. COMMISSIONS.

Each of the parties represents and warrants to the other that it has not dealt with any broker or finder in connection with this Lease, except as described on the Reference Page. Landlord shall pay the Real Estate Brokers described on the Reference Page a commission pursuant to separate agreement.

31. TIME AND APPLICABLE LAW.

Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by the laws of the state in which the Building is located, without reference to the choice of law and conflicts of laws rules and principles of such state.

32. SUCCESSORS AND ASSIGNS

Subject to the provisions of Article 9, the terms, covenants and conditions contained in this Lease shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties to this Lease.

33. ENTIRE AGREEMENT.

This Lease, together with its exhibits, contains all agreements of the parties to this Lease and supersedes any previous negotiations. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument duly executed by the parties to this Lease.

34. EXAMINATION NOT OPTION.

Submission of this Lease shall not be deemed to be a reservation of the Premises. Landlord shall not be bound by this Lease until it has received a copy of this Lease duly executed by Tenant and had delivered to Tenant a copy of this Lease duly executed by Landlord, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants. Notwithstanding anything contained in this Lease to the contrary, Landlord may withhold delivery of possession of the Premises from Tenant until such time as Tenant has paid to Landlord, the first month's rent as set forth in Article 3 and any sum owed pursuant to this Lease.

35. RECORDATION.

Tenant shall not record or register this Lease or a short form memorandum hereof without the prior written consent of Landlord, and then shall pay all charges and taxes incident such recording or registration.

36. LIMITATION OF LANDLORD'S LIABILITY.

Redress for any claim against Landlord under this Lease shall be limited to and enforceable only against and to the extent of Landlord's interest in the Building. The obligations of Landlord under this Lease are not intended to and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or board of directors and officers, as the case may be, its investment manager, the general partners thereof, or any beneficiaries, stockholders, employees, or agents of Landlord or the investment manager.

     See Addendum

LANDLORD:                                TENANT:

 CalWest Industrial Properties, LLC,      Invitrogen Corporation,
---------------------------------------  -----------------------------------
 a California limited liability company   a Delaware corporation

 BY: RREEF America, L.L.C., a
---------------------------------------  -----------------------------------
 Delaware limited liability company

By: /s/ [ILLEGIBLE]                      By: /s/ [ILLEGIBLE]
   ------------------------------------     --------------------------------

Title: VP - authorized Representative    Title: Vice President
      ---------------------------------        -----------------------------

Dated: 6/11, 2001                      Dated: June 6, 2001
      ------   ---                           --------   ---

                                         By: /s/ [ILLEGIBLE]
                                            --------------------------------

                                         Title: Vice President, Gen. Counsel
                                               -----------------------------
                                                          & Secretary
                                               -----------------------------

                                   EXHIBIT A

                attached to and made a part of Lease bearing the
                  Lease Reference Date of MAY 31, 2001 between
              CALWEST INDUSTRIAL PROPERTIES, LLC, as Landlord and
                       INVITROGEN CORPORATION, as Tenant

                                    PREMISES

Exhibit A is intended only to show the general layout of the Premises as of the beginning of the Term of this Lease. It does not in any way supersede any of Landlord's rights set forth in Section 16.1 with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate.

                                   EXHIBIT A

[GRAPHIC]

                                   EXHIBIT "B"

                          INITIAL ALTERATIONS BY TENANT

     Tenant shall construct its tenant improvements to the Premises, in accordance with this EXHIBIT B, together with applicable provisions of the Lease.

     1. TENANT'S PLAN APPROVAL. Tenant shall cause detailed plans and specifications (the "PLANS") to be prepared and delivered to Landlord. The Plans shall reflect the work to be performed within the Premises by Tenant to suitably prepare the Premises for Tenant's use (the "TENANT'S WORK"). Landlord shall, within seven (7) days (which shall be deemed a reasonable amount of time) following its receipt of the Plans, either approve such Plans or provide Tenant with the reasons that Landlord is withholding such approval. Landlord shall not unreasonably withhold or delay its approval. If Landlord does not approve the Plans, Tenant shall cause the Plans to be revised, consistent with Landlord's comments, and then resubmit the Plans to Landlord for review. On such subsequent review, Landlord's review shall be limited to those aspects of the Plans revised or added in response to Landlord's prior review. Tenant shall undertake no work until Landlord has finally approved the Plans.

     If the parties do not agree on the Plans within thirty (30) days after the Plans are submitted to Landlord, the approval, conditional approval or disapproval of the Plans shall be determined in the following manner: Landlord and Tenant shall each appoint one (1) arbitrator who shall by profession be a qualified licensed architect specializing in industrial buildings in Southern California who shall have been active in such profession over the ten (10) year period ending on the expiration of such thirty (30) day period. Each arbitrator shall be appointed within fifteen (15) days after the expiration of such thirty
(30) day period. If within thirty (30) days after the arbitrators are appointed, the arbitrators are unable to agree upon whether the Plans should be approved, then the two (2) arbitrators so appointed shall, within fifteen (15) days after expiration of said thirty (30) day period, agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) arbitrators and who shall render a decision, within fifteen (15) days following his or her appointment, regarding whether the Plans should be approved, conditionally approved or disapproved. The decision of the third arbitrator shall be binding upon Landlord and Tenant. If the two (2) arbitrators fail to agree upon and appoint a third arbitrator, the matter shall be decided forthwith by the American Arbitration Association pursuant to its Commercial Arbitration Rules. The cost of the arbitration shall be paid equally by Landlord and Tenant. The arbitrators shall consider only the following factors in determining whether or not to approve the Plans: whether the alterations, additions or improvements contemplated by the Plans will: (w) adversely affect or adversely impact the structural integrity of the Building, including but not limited to the roof of the Building, (x) void or limit the roof warranty currently existing for the Building, (y) adversely affect or adversely impact the watertightness of the Building, including but not limited to the roof of the Building or (z) violate the CC&Rs or any governmental laws, ordinances or regulations. Notwithstanding the foregoing, the arbitrators shall nonetheless approve the Plans if the arbitrators determine that Tenant has adequately addressed in the Plans all of the criteria set forth in (w), (x), (y) and (z) above.

     It is contemplated that Tenant will make alterations, additions and improvements to the Premises in order to address environment and safety aspects and requirements in connection with Tenant's use of the Premises, including, without limitation, laboratory exhaust hoods and other exhaust ventilation and equipment requiring roof penetration, alterations to the Premises and facilities within the Premises to address fire code compliance, life safety concerns, product process containment and such other alterations to the Premises as are required by applicable codes and regulations and/or deemed necessary or appropriate in the judgment of professionals employed or retained by Tenant for the purpose of determining appropriate facility design for employee safety and compliance with applicable laws and regulations. Tenant shall have the right to make such alterations, either as part of Tenant's Work or as an alteration, addition or improvement pursuant to Section 6.1, and Landlord shall not disapprove such alteration, addition or improvement, provided such alterations comply with, or Tenant has adequately addressed, the criteria set forth in clauses (w), (x), (y) and (z) above.

     2. CONSTRUCTION OF TENANT IMPROVEMENTS BY TENANT'S CONTRACTOR. Performance of the Tenant's Work shall strictly conform to the approved Plans and any deviation will require Landlord's prior approval, except for minor deviations that do not affect any structural components of the Building. Following Landlord's approval of the Plans, Tenant shall cause Tenant's Work to be completed in accordance with sound construction practices and in a manner consistent with this EXHIBIT B. After the Plans for the Tenant's Work have been approved by Landlord, Tenant, and the local governing agencies, Tenant shall submit to Landlord the name, address, license number, evidence of insurance and any other information required by Landlord of Tenant's proposed contractor(s) ("CONTRACTOR") for Landlord's review and approval. Landlord shall not unreasonably withhold its consent. If Landlord deems, in Landlord's reasonable discretion, that Tenant's proposed Contractor is unacceptable, Tenant shall resubmit information on a replacement contractor until a mutually approved Contractor is selected. Upon said selection, Tenant shall enter into a construction contract with the Contractor which shall include a provision for compliance with provisions of this EXHIBIT B of this lease applicable to the construction of Tenant's Work. Violations of this EXHIBIT B of the Lease shall constitute a default of this Lease if not corrected by Tenant and/or Tenant's Contractor within three (3) days after notice, either written or oral, by Landlord to Tenant; provided, however, if the nature of such violation is such that more than three (3) days are reasonably required for its performance, then Tenant shall not be in breach if performance is commenced within such three (3) day period and thereafter diligently pursued to completion. Landlord shall have the right to post notices of non-responsibility at prominent locations at the Premises.

         It shall be the responsibility of Tenant to enforce the following requirements of Tenant's Contractor, and all subcontractors of Tenant's Contractor, at every level:

         2.1 Tenant's Contractor shall be responsible for the repair, replacement and clean up of any damage by Contractor to the Building and the Premises, including but not limited to access ways to the Premises, which may be concurrently used by others.

         2.2 All work shall be done in accordance with sound construction practices and, as required, in compliance with specifications of a soils engineer or consultant as approved by Landlord.

         2.3 All trash, debris and surplus construction materials shall be promptly removed from the Premises. All excess soil shall be removed from the Premises within a reasonable amount of time, but, in any event, no later than the completion of Tenant's Work.

         2.4 Tenant's Contractor shall provide temporary utilities, portable toilet facilities and potable drinking water as required for the completion of Tenant's Work.

         2.5 Noise shall be kept to a reasonable level at all times.

         2.6 Tenant and Tenant's Contractor are responsible for compliance with all applicable codes and regulations of duly constituted authorities having jurisdiction as far as the performance of the Tenant's Work is concerned and for all applicable safety regulations established by the Landlord, OSHA or other regulatory agencies. Prior to commencement of construction, Tenant shall submit to Landlord evidence of insurance for Tenant's Contractor satisfactory to Landlord.

         2.7 Tenant shall be responsible for and shall obtain and record a Notice of Completion promptly following completion of Tenant's Work.

         2.8 Tenant shall provide to Landlord a copy of the fully executed construction contract, including all addenda and a line item breakdown by trade thereto, between Tenant and its Contractor for the Tenant's Work (the "CONSTRUCTION CONTRACT").

         2.9 All required permits and approvals, including but not limited to Planning,

Building, Fire, and Health department permits, must be obtained and all necessary calculations, including, but not limited to, those required under Title 24, must be submitted to the local governing agencies for all work to be performed by Tenant or Tenant's Contractor in the Premises. Notwithstanding the foregoing, Landlord shall deliver the Premises in compliance with Title 24.

         2.10 Any modifications to the Building exterior shall be subject to Landlord's prior approval. No romex wiring shall be allowed, nor shall water lines be placed in slabs. All equipment placed upon the roof as a result of the Tenant's Work, and all roof penetrations, shall be approved by Landlord prior to the commencement of work.

         2.11 Landlord, at Landlord's reasonable discretion, may from time to time establish such other rules and regulations for protection of property and the general safety of occupants and invitees of the Premises. Such rules and regulations shall apply to Tenant and Tenant's Contractor as though established upon the execution of this EXHIBIT B. Notwithstanding the foregoing, such rules and regulations shall not conflict with the terms of this Lease.

         2.13 Tenant shall provide to Landlord: (i) a complete set of "as built" plans and specifications and (ii) copies of all construction warranties and guarantees in connection with the construction of the Tenant's Work to the extent obtained. Upon any termination of this Lease, Tenant will assign all construction warranties and guarantees to Landlord.

     3. NO LANDLORD LIABILITY. Landlord shall not be liable for any loss, cost, damage or expense incurred or claimed by Tenant or any other person or party on account of the construction or installation of the Tenant's Work or any other person or party on account of the construction or installation of the Tenant's Work or any other improvements to the Premises made by Tenant, except to the extent of Landlord's negligence or willful misconduct. Tenant hereby acknowledges and agrees that the compliance of the Tenant's Work, or other alterations made to the Premises by Tenant and any plans therefore, with all applicable governmental laws, codes and regulations shall be solely Tenant's responsibility. Landlord assumes no liability or responsibility resulting from the failure of the Tenant to comply with all applicable governmental laws, codes and regulations or for any defect in any of the Tenant's Work or other alteration to the Premises made by Tenant. Tenant further agrees to indemnify, defend and hold harmless Landlord from any loss, cost, damage or expense incurred, claimed, asserted or arising in connection with any of Tenant's Work, except to the extent of Landlord's negligence or willful misconduct.

     Premises. Without limiting the generality of the foregoing, the indemnifications shall also specifically cover costs in connection with Hazardous Materials that migrate, flow, percolate, diffuse or in any way move onto, under or off of the Premises after date of this Lease.

         If, during the Term of this Lease, Tenant discovers any Hazardous Materials at the Premises which are not the result of acts or omissions of Tenant or its employees, agents, contractors or invitees, Landlord shall remediate such Hazardous Materials to a level as required by governmental authorities.

         Tenant shall not be required to comply with any Environmental Laws as a result of a violation thereof by anyone other than Tenant, its agents, contractors, invitees or employees. In connection with Tenant's permitted use of the Premises, Tenant may use biological materials and Hazardous Materials including but not limited to the following materials: Acrylamide, Bis-Acrylamide, Chloroform, Dichloromethane, Formaldehyde, Hexamine Cobalt III, Lead Solder, Nickel(II) Chloride Hexahydrate, Penicillin/Streptomycin Sulfate, Potassium Bromate, Trichloroacetic Acid/Dichloromethane and Trypan Blue (Landlord acknowledges that the foregoing is not an all inclusive list), provided Tenant always handles, stores, uses and disposes of such biological materials and Hazardous Materials in compliance with all applicable Laws and Environmental Laws and never allows such biological materials or Hazardous Materials to contaminate the Premises, the Building and appurtenant land or allow the environment to become contaminated with any biological materials or Hazardous Materials. The parties acknowledge that biological materials may in some cases constitute a Hazardous Material as defined in this Lease, and in such case, provisions of this Lease relating to Hazardous Materials apply to any and all such Hazardous Materials, including but not limited to biological materials, whether or not such provision makes specific mention to biological materials.

         Tenant shall provide Landlord with copies of any Hazardous Material Inventories (as required by the San Diego County Department of Environmental Health, Hazardous Materials Division) relating to any Hazardous Materials to be used, kept or stored at or on the Premises. In the event that San Diego County no longer requires Hazardous Material Inventories, Tenant agrees to continue to provided such an inventory to Landlord in the same format and on the same conditions as provided previously. Tenant shall promptly send to Landlord a copy of any notices delivered to any government entities in connection with any release of Hazardous Materials relating to or concerning the Premises. Information contained on such Hazardous Materials Inventories shall be considered confidential information, and in regards thereto, Landlord agrees to comply with the terms of the Confidentiality Agreement attached hereto as Exhibit "D-2" and by this reference incorporated herein.

         Any increase in the premiums for necessary insurance on the Premises which arises from Tenant's use and/or storage of Hazardous Materials shall be solely at Tenant's expense."

     3. COVENANTS, CONDITIONS AND RESTRICTIONS: ROOF LEASE. Section 1.3 is hereby added to the Lease and shall read as follows:

         "Tenant accepts the Premises subject to: (i) the Third Amended and Restated Declaration of Covenants, Conditions and Restrictions of Carlsbad Research Center dated March 10, 1988 and recorded June 29, 1988 as Instrument No. 88-313420 with the San Diego County Recorder as the same may be amended from time to time (the 'CC&RS') and (ii) the existing Roof Lease dated as of September 25, 2000 (the 'ROOF LEASE') with Edison Development Corporation ('EDISON'). Landlord shall not enter in any future roof leases concerning the Premises. Pursuant to the Roof Lease, Edison has installed a solar photovoltaic system (the 'SYSTEM') on the roof of the Building. RealEnergy, Inc. ('REALENERGY') leases the System from Edison and operates the System. Tenant agrees to use commercially reasonable efforts to place its roof equipment in locations that will not interfere with the System and will not cast shadows upon the System. Landlord agrees to use reasonable efforts to obtain the written agreement from Edison and RealEneregy that Tenant may go onto the Roof of the Building without prior notification to, or consent from, either Edison or RealEnergy; provided, however, Tenant agrees to notify RealEnergy prior to going onto the portion of the Roof occupied by Edison for the System. Notwithstanding anything contained herein, if Landlord fails to obtain such written agreement (and provide a copy to Tenant) by June 30, 2001, Tenant shall have the right to terminate this Lease by notifying Landlord on or before July 15, 2001, and, in such event, both parties shall be relieved of any further liability hereunder. Any time after the first three (3) years of the term of the Roof Lease, Landlord agrees within five (5) days after notice from Tenant to notify Edison that Landlord is terminating the Roof Lease pursuant to Section 16.3 thereof, and Landlord agrees to pay any termination fee in connection therewith."

     4. EARLY OCCUPANCY; RENT. The following sentences are hereby added to the end of Section 2.1.1:

          "Except for the Roof Lease, Landlord shall deliver the Premises to Tenant free of all tenancies; provided, however, Tenant acknowledges that a month to month tenant ('TAYLOR MADE') currently occupies a portion of the Premises at the north end of the Building. Notwithstanding anything contained herein, if Landlord fails to provide early occupancy of the Taylor Made portion of the Premises to Tenant within ninety (90) days after Tenant has executed and delivered this Lease to Landlord along with the first month's rent (the 'EARLY OCCUPANCY DATE'), then, for every day after the Early Occupancy Date that Landlord so delays, Tenant shall be entitled to one (1) day of free rent. Notwithstanding anything contained herein, if Landlord fails to provide occupancy of the Premises to Tenant by November 1, 2001, Tenant shall have the right to terminate this Lease by notifying Landlord on or before November 15, 2001, and, in such event, both parties shall be relieved of any further liability hereunder. Except for the portion of the Premises currently occupied by Taylor Made, Tenant shall be granted early occupancy of the Premises as of the mutual execution of this Lease and delivery by Tenant of the first month's rent for the purpose of constructing its tenant improvements. Tenant shall be exclusively responsible for all utility costs during the construction of the tenant improvements; however, such early occupancy period shall be on a rent-free and expense-free basis. Until delivery of possession of the portion of the Premises occupied by Taylor Made, Tenant may have access to such portion of the Premises during normal business hours for purposes of making inspections and measurements, provided that Tenant gives Landlord at least twenty-four (24) hours notice and that Landlord accompanies Tenant. Landlord agrees, at its cost, to repair any damage to the Premises caused by Taylor Made."

     5. OPTIONS TO EXTEND LEASE TERM. The following Section 2.3 is hereby added to the Lease and shall read as follows:

          "2.3.1 EXTENDED TERM. Subject to the earlier termination of this Lease in accordance with the provisions of this Lease, Tenant shall have the options (the 'OPTIONS') to renew and extend the Term of the Lease for two
     (2) additional five (5) year periods (the 'EXTENDED TERM'). Any references in this Lease to 'Term' shall include the Extended Term, where applicable. Tenant shall notify Landlord of Tenant's intention to renew and extend by notice delivered to Landlord no later than one hundred eighty (180) days nor more than two hundred and seventy (270) days prior to the expiration of the then applicable Term of the Lease.

          2.3.2 ADJUSTMENT IN MONTHLY INSTALLMENT OF ANNUAL RENT. In the event this Lease is renewed and extended on the basis of the foregoing, the Lease shall continue to be governed by the terms and conditions hereof (except that there shall be no further options besides the Options described herein); provided, however, that the Monthly Installment of Annual Rent shall be adjusted to the then fair market rental value of the Premises as of the time of the expiration of the then applicable Term of the Lease, for rental space with a similar percentage of office space of the Premises and a similar number of parking spaces per 1,000 square feet of space in the Building, and not including any improvements made to portions of the Premises not usable for office purposes. Such fair market rental value shall be determined by agreement between the parties within thirty (30) days following delivery of Tenant's notice of renewal and extension. However, if the parties cannot reach such agreement within said thirty (30) day period, such fair market rental value shall be determined in the following manner: Landlord and Tenant shall each appoint one (1) arbitrator who shall by profession be a qualified licensed real estate broker who shall have been active over the five (5) year period ending on the date the applicable Option is exercised in the leasing of industrial and commercial real property in San Diego County. Each arbitrator shall be appointed within ten (10) days after the expiration of the thirty (30) day mutual agreement period described hereinabove. If within thirty (30) days after the arbitrators are appointed, the arbitrators are unable to agree upon the fair market value, then the two(2) arbitrators so appointed shall, within fifteen (15) days after expiration of said thirty (30) day period, agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two arbitrators and who shall render a decision regarding fair market rental value within fifteen (15) days following his or her appointment. The decision of the third arbitrator shall be binding upon Landlord and Tenant. If the two (2) arbitrators fail to agree upon and appoint a third arbitrator, the matter shall be decided forthwith by the American Arbitration Association pursuant to its Commercial Arbitration Rules. The cost of the arbitration shall be paid equally by Landlord and Tenant. The determination of fair market rental value by the arbitrators under this Section 2.3.2 shall include determinations for the increases to the Monthly Installment of Annual Rent each year during the Extended Term.

          2.3.3 LIMITATIONS. Tenant may not exercise either of the Options during any period of time when an Event of Default is continuing. The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Tenant's inability to exercise an Option due to the occurrence of an Event of Default."

     6. RENT. The following sentences are hereby added to the end of Section
3.1:

        "The Monthly Installment of Annual Rent payable under the Lease shall commence November 1, 2001 and thereafter shall be calculated and increased as follows:

        Subject to the rent abatement described in Section 2.1.1 above, effective November 1, 2001 the Initial Monthly Installment of Annual Rent shall be $116,925.76;

        Subject to the rent abatement described in Section 2.1.1 above, effective May 1, 2002 the Monthly Installment of Annual Rent shall be $179,214.00; Commencing on November 1, 2002 the thereafter every November 1st during the Term of the Lease the Monthly Installment of Annual Rent shall be increased by three percent (3%).

        The Annual Rent shall be correspondingly adjusted to conform with the above described increases and/or abatement of Monthly Installment of Annual Rent."

     7. ADDITIONAL RENT. Section 3.3 is hereby added to the Lease and shall read as follows:

        "All monetary obligations of Tenant under this Lease are deemed to be rent."

     8. TAXES. The following sentence is hereby added to the end of
Section 4.1:

        "The term 'Taxes' shall also include any tax, fee, levy, assessment or charge or any increase therein imposed by reason of events occurring during the Term of this Lease, including but not limited to a change in the ownership of the Premises; provided, however, the term 'Taxes' shall exclude any tax or assessment arising out of more than two (2) sales or changes in ownership of the Premises occurring during the first five (5) years of the Term (except insofar as such tax or assessment relates to Tenant's alterations or improvements to the Premises). The term 'Taxes' shall not include documentary transfer taxes assessed in connection with a sale or transfer by Landlord of the Premises."

     9. ALTERATIONS. The following sentence is hereby added to the end of
Section 6.1:

        "Landlord's consent shall not be required for Tenant to make nonstructural alterations, additions or improvements which do not impact, involve or affect the roof of the Building. Landlord shall not disapprove alterations, additions or improvements affecting the structural components or the Building or the roof of the Building unless Landlord reasonably determines that such alterations, additions or improvements will: (i) adversely affect or adversely impact the structural integrity of the Building, including but not limited to the roof of the Building, (ii) void or limit the roof warranty currently existing for the Building, (iii) adversely affect or adversely impact the watertightness of the Building, including but not limited to the roof of the Building or (iv) violate the CC&Rs or any governmental laws, ordinances or regulations. Notwithstanding the foregoing, Landlord shall approve any alterations, additions or improvements affecting the structural components of the Building or the roof of the Building if Landlord determines that Tenant has adequately addressed the matters set forth in (i), (ii), (iii) and (iv) above."

     10. ALTERATIONS: TENANT'S CONTRACTOR. The following sentences are hereby added to the end of Section 6.2:

        "Tenant shall use licensed and bonded contractor, subject to Landlord's approval, which shall not be unreasonably withheld. Landlord shall have the right to post notices of non-responsibility at prominent locations at the Premises."

     11. REMOVAL OF ALTERATIONS: TENANT'S PROPERTY. Section 6.4 is hereby restated to read as follows:

        "All alterations, additions and improvements in, on or to the Premises made or installed by Tenant, including carpeting, shall be and remain the property of Tenant during the Term but, except as set forth below, shall become a part of the realty and belong to Landlord without compensation to Tenant upon the expiration or sooner termination of the Term, at which time title shall pass to Landlord under this Lease as by a bill of sale, unless Landlord elects otherwise. Upon such election by Landlord, Tenant shall (on or before the termination of the Term) upon demand by Landlord, at Tenant's sole cost and expense, forthwith and with all due diligence remove any such alterations, additions or improvements which are designated by Landlord to be removed, provided that Landlord notified Tenant when it consented to such alterations, additions or improvements that Landlord may require their removal upon termination of this Lease, and provided further that during the first or second Option period of the Extended Term, the cost of such removal shall be split equally between the parties. Notwithstanding anything to the contrary above, Tenant shall not be required to remove such alterations, additions or improvements if this Lease is terminated by Landlord pursuant to Section 21.3 below. In connection with such removal, Tenant shall forthwith and with all due diligence, at its sole cost and expense, repair and restore the Premises to their original condition, ordinary wear and tear and damage by fire or other casualty, condemnation, acts of God, or Landlord's failure to make required repairs excepted. Any trade fixtures, business equipment, inventory, signs, counters, movable partitions of less than full height from floor to ceiling, shelving, furniture and other removable personal property installed in or on the Premises by Tenant at its expense ('TENANT'S PROPERTY'), shall remain the property of Tenant. Landlord agrees that Tenant shall have the right, at any time or from time to time, to remove any and all of Tenant's Property, provided Tenant repairs any damage caused to the Premises from such removal".

     12. LANDLORD'S MAINTENANCE OBLIGATIONS. The first sentence of Section 7.1 is hereby deleted and replaced with the following sentences:

        "Subject to the provisions of Sections 21 (Damage) and 22 (Eminent Domain), and subject to reimbursement pursuant to Article 7, Landlord shall keep in good order, condition and repair the foundations, exterior walls, structural condition of interior bearing walls, exterior roof, fire sprinkler system, fire alarm and/or smoke detection systems, fire hydrants, parking lots, walkways, parkways, driveways, landscaping fences, signs and utility systems serving the Premises (including the main sewer line) and all parts thereof. Landlord shall not be obligated to paint the interior of the Building, including, but not limited to, the interior surfaces of exterior walls, not shall Landlord be obligated to maintain, repair or replace windows, doors or glass of the Premises. Tenant accepts the Premises in its current 'as is' condition, provided, Landlord shall ensure that all building systems, power, roof, existing heating and air conditioning systems, windows and seals, mechanical systems, and electrical and plumbing systems and equipment are in good condition as of the date Landlord delivers the Building to Tenant. Landlord makes no representation as to the suitability of the Premises for Tenant's intended use. In addition, Landlord shall deliver the Building in a condition that complies with all codes and regulations, including, but not limited to, the Americans With Disabilities Act and Title 24 requirements.

        To the best of Landlord's actual knowledge, Landlord represents and warrants that there are no latent defects in the Building. If Tenant notifies Landlord of a latent defect in the Building prior to two hundred and seventy (270) days after mutual execution and delivery of this Lease, Landlord shall correct and repair such defect at its sole cost and expense. If Tenant does not notify Landlord of a latent defect in the Building prior to such date, correction of any such defect shall be the obligation of the party otherwise responsible therefor pursuant to the terms of this Lease.

        Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless Landlord fails within a reasonable time to perform such obligation required to be performed by Landlord. For purposes of this Section, a reasonable time shall in no event be less than thirty
     (30) days after receipt by Landlord of written notice; provided, however, if the nature of Landlord's obligation is such that more than thirty (30) days are reasonably required for its performance, then Landlord shall not be in breach if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion. Performance shall be deemed to have commenced if: (i) repair work has actually commenced or (ii) Landlord is in the process of obtaining bids from contractors or having plans and specifications prepared in connection with such repair work. If Landlord breaches its obligation to make any repairs or to perform any maintenance required to be performed by Landlord, or in the event of an emergency roof leak that is not repaired by Landlord within three (3) days after notice to Landlord, Tenant may repair the same itself where the cost of such repairs does not require an expenditure of more than Fifty Thousand Dollars ($50,000) and deduct the expenses of such repairs from the rent when due.


         Landlord shall only be obligated to paint the exterior of the Building as reasonably needed, but in no event more than once every five (5) years.

         Landlord shall also be responsible for repairing the interior ceiling of the Building at its sole cost if materially damaged by roof leaks, unless such leaks result from: (i) the actions or willful misconduct of Tenant or its employees, agents, contractors or invitees or (ii) equipment, machinery or other improvements installed on the roof of the Building by or for Tenant.

         In no event shall Tenant be required to make any structural repairs to the Building or be responsible for any direct or indirect costs arising from or relating to the Roof Lease (including but not limited to repair, maintenance or replacement of the roof) unless such repairs are necessary due to the negligence, willful misconduct or other actions or use of the Premises by Tenants or its employees, agents, contractors or invitees. Tenant shall be responsible for any increased or additional costs for replacement or repair of the roof of the Building arising out of or due to Tenant's roof penetrations or roof equipment.

         Regarding the roof of the Building, during the initial Term, any decision as to whether the roof needs to be replaced shall be made by Landlord in its sole and absolute discretion. During the Extended Term, Tenant shall notify Landlord if it feels that the roof of the Building needs to be replaced. If the parties cannot reach a mutual agreement within thirty (30) days after Landlord's receipt of such notice from Tenant concerning the roof, the decision of whether the roof should be replaced shall be determined in the following manner: Landlord and Tenant shall each appoint one (1) arbitrator who shall by profession be a qualified licensed consultant specializing in roofs and roofing systems in Southern California who shall have been active in such business over the ten (10) year period ending on the date of Tenant's notice to Landlord. Each arbitrator shall be appointed within ten (10) days after the expiration of the thirty (30) day mutual agreement period described hereinabove. If within thirty (30)days after the arbitrators are appointed, the arbitrators are unable to agree upon whether the roof should be replaced, then the two(2) arbitrators so appointed shall, within fifteen (15) days after expiration of said thirty
     (30) day period, agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) arbitrators and who shall render a decision, within fifteen (15) days following his or her appointment, regarding whether the roof should be replaced. The decision of the third arbitrator shall be binding upon Landlord and Tenant. If the two (2) arbitrators fail to agree upon and appoint a third arbitrator, the matter shall be decided forthwith by the American Arbitration Association pursuant to its Commercial Arbitration Rules. The cost of the arbitration shall be paid equally by Landlord and Tenant."

     13. ABATEMENT. The following sentences are hereby added to the end of
Section 7.3 and shall read as follows:

         "In the event Tenant is prevented from using the Premises for five (5) consecutive days or seven (7) days in any twelve (12) month period: (i) as a result of any repair, maintenance, inspection, audit or alteration performed by Landlord which materially interferes with Tenant's use of the Premises or (ii) if due to Landlord's negligence or willful misconduct there is any interruption or termination of utilities or access to the Premises, then rent and all other charges payable by Tenant (except charges payable pursuant to Section 10 of this Lease) shall be abated or reduced, as the case may be, for such time exceeding the five (5) and seven (7) day time periods. Any reduction in rent shall be based upon the proportion of the rentable area of the Premises that Tenant is prevented from using bears to the total rentable area of the Premises. In the event that Tenant is prevented from conducting its business in any portion of the Premises, and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, then for such time exceeding the five (5) and seven (7) day time periods described above, the rent for the entire Premises and all other charges payable by Tenant (except charges payable pursuant to Section 10 of this Lease) shall be abated."

     14. PAYMENT OF OPERATING EXPENSES. Sections 7.6 through 7.12 are hereby added to the Lease and shall read as follows:

         "7.6 Except for sums expended by Landlord for the payment of repairs, maintenance or capital improvements concerning the foundations, main sewer line, exterior walls and structural condition of interior bearing walls, all sums expended by Landlord for operation, maintenance, repair and management of the Premises including, but not limited to, roof repairs and maintenance; parking lot resurfacing; painting; re-striping; sewer maintenance; cleaning; window cleaning; supplies and material costs; licenses, permits and inspection fees; owners' association assessments; sweeping; replacement of exterior light bulbs; pest control;
     planting, replanting, replacing foliage, tree trimming and landscaping; lighting and other utilities; directional signs and other markers and bumpers; alarm services (including any central station signaling system); and $1,000 per month for Landlord's supervision of the Premises (collectively 'OPERATING EXPENSES') shall be payable by Tenant to Landlord. Landlord may cause any or all services to be provided by an independent contractor. No other management fee shall be payable by Tenant to Landlord. Landlord currently estimates that the Operating Expenses are five cents ($.05) per square foot per month, the Taxes are six cents ($.06) per square foot per month and insurance is one cent ($.01) per square foot per month.

         7.7 The annual determination of Operating Expenses shall be made by Landlord and shall be certified by a nationally recognized firm of public accountants selected by Landlord ('LANDLORD'S ACCOUNTANTS').

         7.8 Prior to the actual determination thereof for each calendar year falling partly or wholly within the Term (each a 'LEASE YEAR'), Landlord may from time to time estimate Tenant's liability for Operating Expenses for a Lease Year or portion thereof. Landlord will give Tenant written notification of the amount of such estimate and Tenant agrees that it will pay, by increase of its Monthly Installment of Rent due in such Lease Year, additional rent in the amount of such estimate. Any such increased rate of Monthly Installment of Rent pursuant to this Section 7.8 shall remain in effect until further written notification to Tenant pursuant hereto.

         7.9 When the above mentioned actual determination of Tenant's liability for Operating Expenses is made for any Lease Year and when Tenant is so notified in writing, then:

               7.9.1 If the total additional rent Tenant actually paid pursuant to Section 7.8 on account of Operating Expenses for the Lease Year is less than Tenant's liability for Operating Expenses, then Tenant shall pay such deficiency to Landlord as additional rent in one lump sum within thirty (30) days of receipt of Landlord's bill therefor;

              7.9.2 If the total additional rent Tenant actually paid pursuant to Section 7.8 on account of Operating Expenses for the Lease Year is more than Tenant's liability for Operating Expenses, then Landlord shall credit the difference against the then next due payments to be made by Tenant under this Article 7.

         7.10 If the Commencement Date is other than January 1 or if the Termination Date is other than December 31, Tenant's liability for Operating Expenses for the Lease Year in which such date occurs shall be prorated based upon a three hundred sixty-five (365) day year.

         7.11 Provided an Event of Default is not continuing, Tenant shall have the right to audit Landlord's books during normal business hours upon at least fifteen (15) days advance notice given within two hundred seventy
     (270) days after certification by Landlord's Accountant. In addition, in the event that such audit discloses an overstatement by Landlord of five percent (5%) or more for an accounting period, Landlord shall promptly pay the cost of such audit, provided Landlord agrees with the results of such audit or there is a final determination concerning the results of such audit, as set forth below. Should Landlord disagree with the results of Tenant's audit, then Landlord's Accountant and Tenant's accountant shall promptly mutually agree upon a nationally recognized firm of public accountants, who shall be engaged to review the information prepared by Landlord's Accountant, Tenants audit and such other information as such accounting firm may reasonably request. Such third accounting firm's determination of the Operating Expenses shall be conclusive upon Landlord and Tenant. Should Tenant fail to object in writing to Landlord's determination of operating Expenses within two hundred and seventy (270) days after certification by Landlord's Accountant, Landlord's determination of Operating Expenses for the applicable period shall be conclusive and binding on the parties. If either Landlord or Tenant is owed money based upon the final determination of Operating Expenses, such party shall be paid by the other party within thirty (30) days after the final determination of Operating Expenses.

         7.12 Notwithstanding any provision of this Lease to the contrary, Landlord and Tenant acknowledge and agree that the following items shall be excluded from Operating Expenses:

               7.12.1 Repairs or other work occasioned by fire, windstorm or other casualty covered by insurance or by the exercise of eminent domain or any expenditures for which Landlord is entitled to reimbursement from any source, including without limitation insurance and condemnation proceeds;

               7.12.2 All costs and expenses associated with leasing to other tenants, including tenant improvement allowances, attorney's fees, brokerage commissions and architectural fees, if any:

               7.12.3 Renovating or otherwise improving or decorating, painting or redecorating space for other tenants;

               7.12.4 Landlord's cost of electricity and any other services that are sold to other tenants and for which Landlord is entitled to reimbursement by such other tenants as an additional charge or rental over and above the base rent payable under the leases with such other tenants, if any;

               7.12.5 Costs incurred by Landlord for alterations, repairs, replacements or improvements which are considered capital alterations, repairs, replacements or improvements under generally accepted accounting principles, unless required by law or if anticipated to lower Operating Expenses;

               7.12.6 Expenses in connection with services or other benefits of a type which are not provided Tenant, but which are provided to another tenant or occupant, if any;

               7.12.7 Costs, fines or penalties incurred due to violation by Landlord or any other tenant of the terms and conditions of any lease, laws or regulations, if any;

               7.12.8 All items and services for which Tenant reimburses Landlord or pays third parties directly;

               7.12.9 Depreciation;

               7.12.10 Ground lease rental payments and principal or interest payments on loans secured by mortgages encumbering the Premises, or any costs incurred by Landlord in connection with such ground lease or loans, except as otherwise specifically permitted pursuant to this Section 7.12;

               7.12.11 Capital taxes, income taxes, corporate taxes, corporation capital taxes, excise taxes, profits taxes or other taxes personal to Landlord;

               7.12.12 Costs for investigating, monitoring, remediating or indemnifying for Hazardous Materials;

               7.12.13 Costs for repairing or maintaining the roof of the Building that: (i) constitute a capital improvement under generally accepted accounting principles or (ii) due to or a result of the Roof Lease or the System in connection with the Roof Lease;

               7.12.14 Any termination fee payable pursuant to Section 16.3 of the Roof Lease; and

               7.12.15 Costs for painting the exterior of the Building, except for painting as part of normal maintenance or as a result of actions or use of the Premises by Tenant or its employees, agents, contractors or invitees."

     15. TIMING FOR LANDLORD'S CONSENT TO SUBLEASE OR ASSIGNMENT. The following sentence is hereby added to the end of Section 9.1 and shall read as follows:

         "If Landlord fails to respond to a request for Landlord's consent to a sublease or assignment within thirty (30) days after receipt of a notice from Tenant requesting such consent from Landlord, then in such event Landlord shall be deemed to have given its consent."

     16. SUBLEASE AND ASSIGNMENT RIGHTS. Section 9.8 is hereby added to the Lease and shall read as follows:

         "Notwithstanding any other provisions hereof, Tenant (without obtaining Landlord's consent) shall have the right to freely transfer or assign the Lease and sublease all or part of the Premises: (i) to any entity which controls, is controlled by or is under common control with Tenant, (ii) to the surviving corporation in a merger or other corporate reorganization in which Tenant is involved or (iii) to any entity which acquires a majority of all the assets or capital stock of Tenant, provided that Tenant notifies Landlord of such transfer no later than thirty (30) days after such transfer."

     17. INDEMNITY. The following sentence is hereby added to the end of
Section 10:

         "Landlord will protect, indemnify and hold Tenant harmless from and against any and all loss, claims, liability or costs (including court costs and attorney's fees) incurred by reason of or arising out of: (a) any negligent act or omission of Landlord, its agents, employees, invitees or contractors, (b) any breach or default on the part of Landlord in the performance of any covenant or agreement on the part of Landlord to be performed pursuant to this Lease or (c) the Roof Lease, unless caused by Tenant or its employees, agents, contractors or invitees."

     18. INSURANCE. The following sentence is hereby added to the end of
Section 11.1:

         "Landlord may require a larger amount of insurance required above, in Landlord's reasonable judgment, two (2) times during the Extended Term, once for each of the Options."

     19. LANDLORD INSURANCE. The following Section 11.4 is hereby to the Lease and shall read as follows:

          "11.4.1 Landlord shall maintain All Risk Property Insurance upon the Building and other improvements to the Premises with coverage for perils as set forth on the Cause of Loss-Special Form, in an amount equal to full replacement cost. Such insurance shall contain an agreed valuation provision in lieu of any co-insurance clause, an increased cost of construction endorsement, debris removal coverage and a waiver of subrogation endorsement in favor of Tenant.

          11.4.2 Landlord shall maintain Commercial General Liability Insurance, including Contractual Liability Insurance coverage, covering Landlord's operations on the Premises, with combined single limits of not less than Two Million Dollars ($2,000,000) per occurrence for bodily injury or property damage, naming Tenant as an additional insured. Such insurance shall be endorsed to provide that the insurance shall be primary to and contributory to any similar insurance carried by Tenant, and shall contain a severability of interest clause.

          11.4.3 Landlord shall maintain Workers' Compensation Insurance providing statutory benefits to employees of Landlord in the State of California with a waiver of subrogation in favor of Tenant and Employer's Liability Insurance with limits of not less than One Hundred Thousand Dollars ($,100,000) per accident or disease and Five Hundred Thousand Dollars($500,000) aggregate by disease.

          11.4.4 Notwithstanding anything to the contrary above, in lieu of maintaining the insurance required under this Section 11.4: (i) the original Landlord, CalWest Industrial Properties, LLC, and (ii) any subsequent Landlord of the Premises, who has and maintains during the Term a net worth in excess of Fifty Million Dollars ($50,000,000) (as evidenced by Landlord's most recent financial statement) initially and increase three percent (3%) each year during the Term, may self insure for any of the insurance required to be carried by Landlord under this Lease. Tenant agrees not to disclose any financial statements received from Landlord and to keep such financial statements confidential. The carrying of any insurance by Landlord shall in no way be interpreted as relieving Tenant of any liability or responsibility under this Lease."

     20. ELECTRICITY. The following sentence is hereby added to the end of
Section 13:

          "Tenant shall be obligated to purchase energy generated by the System; provided, however: (i) in no event shall Tenant be obligated to pay more for such System energy than it would have otherwise had to pay for such energy if it had been purchased from San Diego Gas and Electric Company and
     (ii) Landlord pays for any writing, connections and /or hook up charges to the System at its sole cost and expense."

     21. SUBORDINATION. The following sentences are hereby added to the end of
Section 15:

          "Tenant hereby agrees to subordinate its rights hereunder to the interest of any ground lessor of the land upon which the Premises are situated and/or the lieu of any mortgage or deed of trust, hereafter in force, against the land and/or Building of which the Premises is a part; provided, however, that the ground lessor, or the mortgagee or trustee, as applicable, named in such mortgage or trust deed shall agree that Tenant's peaceable possession of the Premises will not be diminished on account thereof. In the event (i) any proceedings are brought for foreclosure, or
     (ii) of the exercise of the power of sale under any mortgage or deeds of trust, then, upon any such foreclosure or sale, Tenant agrees to recognize and attorn to such beneficiary or purchaser as Landlord under this Lease, provided that Tenant's right to possession under this Lease continues undiminished, subject to the terms and conditions of this Lease. Landlord agrees to attempt to obtain a commercially reasonable Subordination Non-Disturbance and Attornment Agreement ('SNDA') that does not conflict with the terms of this Lease from any future lender with a mortgage or deed of trust encumbering the Premises within thirty (30) days after Landlord obtains financing from such lender; provided that if such SNDA is not so delivered, Tenant shall not be required to subordinate its rights under this Lease to such future lender's mortgage or deed of trust."

     22. RE-ENTRY BY LANDLORD: CONFIDENTIALITY. The following sentences are hereby added to the end of Section 16.1:

          "Landlord agrees to use commercially reasonable efforts to coordinate with Tenant the timing of inspections, alterations, improvements or repairs by Landlord concerning the Premises, so that such inspections, alterations, improvements or repairs are performed at a time that is reasonably satisfactory to Tenant. Landlord's right to re-enter the Premises as provided for in this Lease shall be conditioned upon Landlord giving to the Tenant reasonable advance notice, except in the case of emergencies. For purposes of this Lease reasonable advance notice shall mean that Tenant is entitled to at least twenty-four (24) hours notice, and Tenant may require additional time not to exceed five (5) business days as tenant deems necessary, provided Tenant acts in good faith to allow such re-entry promptly.

          Landlord agrees that environmental audits or inspections of the Premises shall be limited to Tenant's handling, transportation, storage, treatment and use of Hazardous Materials, together with its compliance with Environments Laws in connection therewith, and shall not be conducted more often than once a year, unless a problem has been identified that reasonably requires further inspections or in the event Landlord is notified of or has reasonable cause to believe that a release of Hazardous Materials at the Premises has occurred. Landlord acknowledges that the annual environmental audit that it performs normally: (i) does not result in a shutdown of a tenant's operations and (ii) does not last more than eight (8) hours.

          Landlord agrees, concurrently upon the execution of the Lease, to execute a confidentiality agreement in the form attached hereto as Exhibit D-1. Landlord further agrees that any persons conducting any inspections of the premises or otherwise entering the Premises shall be required, as a condition to entering the Premises, upon Tenant's request, to execute a confidentiality agreement in the form attached hereto as Exhibit D-2."

     23. ATTORNEYS FEES. The following sentences are hereby added to the end of
Section 18.2:

          "In the event of any controversy, claim or dispute between the parties hereto arising out of or relating to this Lease, including but not limited to a controversy settled by arbitration, the prevailing party shall be entitled to recover from the losing party reasonable expenses, attorneys' fees and costs. Any attorneys' fees of the prevailing party incurred in enforcing any judgment are recoverable as a separate item. This right to recover post-judgment attorneys' fees is intended to be severable from the other provisions of this Lease, to survive any judgment that may be entered in connection with or arising Lease, and is not to be deemed merged into any such judgment."

     24. DAMAGE: ELECTION BY TENANT. The following sentences are hereby added to the end of Section 21.3 of the Lease and shall read as follows:

         "Notwithstanding anything to the contrary contained in this Section 21.3, in the event that Land lord notifies Tenant of its election to terminate this Lease pursuant to this Section 21.3, Tenant may nevertheless elect to keep this Lease in full force and effect subject to the following terms and conditions: (i) Tenant so notifies Landlord of its election to keep this Lease in full force and effect within thirty (30) days after receiving Landlord's termination notice and (ii) Tenant covenants to repair such damage to the Premises or the Building in accordance with the terms and provisions of this Lease at its sole cost and expense, provided however, Landlord shall in such event make available to Tenant insurance proceeds, it any, received by Landlord as set forth below.

          Landlord shall disburse insurance proceeds, if any, to Tenant or Tenant's contractor based upon the percentage of completion of such repairs within thirty (30) days after receipt from Tenant or Tenant's contractor of a request for payment, together with copies of submitted invoices, certification from Tenant's architect concerning the appropriate percentage of work completed and all unconditional waiver and release upon progress payment for material and labor from Tenant's contractor, subcontractors and suppliers, subject to Landlord's reasonable verification concerning satisfaction of quality and the percentage of work completed as reasonably determined by the parties. The final ten percent (10%) of insurance proceeds held by Landlord, if any, shall be paid to Tenant or Tenant's contractor within sixty (60) days following proper recordation of a Notice of Completion for the repair work, and subject to satisfaction of the following conditions:

               21.3.1 Such repair work must have been completed in accordance with the Landlord approved final plans and specifications.

               21.3.2 Tenant has submitted a complete set of "as built" plans and specifications to Landlord.

               21.3.3 A final, unconditional certificate of occupancy for the Premises has been issued by the appropriate governmental agency, and a copy thereof provided to Landlord.

               21.3.4 Tenant has provided Landlord with properly executed mechanics lien releases in compliance with California Civil Code Section 3262(d)(4) from Tenant's contractor, subcontractors and suppliers performing work in the Premises.

               21.3.5 Tenant has provided Landlord all construction warranties and guarantees in connection with the construction of the Tenant's Work to the extent obtained.

               21.3.6 Landlord has inspected and approved the Tenant's repair work and is reasonably satisfied that the Tenant's repair work has been performed in a good and workmanlike manner in accordance with the approved plans; provided, however, no such inspection shall impose any liability upon Landlord, nor absolve Tenant or Tenant's contractor from liability for any defect or failure to comply with the requirements hereof."

     25. DELAY IN REBUILDING. The following sentence is hereby added to the end of Section 21.5:

          "However, in the event that such delay continues for more than three hundred and sixty-five (365) days (not counting those days of delay caused by Tenant or changes, deletions or additions in construction requested by Tenant), Tenant may terminate this Lease by written notice to Landlord prior to substantial completion of such repairs to the Premises."

     26. DAMAGE DURING LAST TWELVE MONTHS. Section 21.6 of the Lease is hereby restated to read as follows:

          "Notwithstanding anything to the contrary contained in this Article 21 Landlord shall not have any obligation whatsoever to repair, reconstruct, or restore the Premises when the damages resulting from any casualty covered by the provisions of this Article 21 occur during the last twelve (12) months of the Term or any extension thereof. If such damage to the Premises during the last twelve months of the Term or any extension thereof materially interferes with Tenant's use and occupancy of the Premises, in such event either party shall have the right to terminate this Lease by delivering written notice of termination to the other party within fifteen (15) days after such damage."

     27. ESTOPPEL CERTIFICATES. The following sentence is hereby added to the end of Section 24:

          "Any statements by Tenant under Sections 24(d) or (e) above shall be limited to the best of Tenant's actual knowledge after reasonable inquiry and investigation, and Tenant shall have no liability for inaccuracies in such statements made under Sections 24(d) or (e) above unless Tenant knew such statements were inaccurate or, with reasonable inquiry and investigation, should have known such statement were inaccurate."

     28. JOINT INSPECTION. The first sentence of Section 25.1 is hereby restated to read as follows:

          "At least thirty (30) days before the last day of the Term, each of the parties agrees to use diligent efforts to arrange a meeting with the other party at the Premises for a joint inspection of the Premises."

     29. SURRENDER OF PREMISES. The following sentence is hereby added to the end of Section 25.3:

          "Tenant shall pay to Landlord within thirty (30) days after receipt of an invoice from Landlord the amount incurred by Landlord necessary to restore and repair the Premises as provided in the Lease and/or to discharge Tenant's obligation for unpaid amounts due or to become due to Landlord."

     30. AUTHORITY. The following sentences are hereby added to the end of
Section 29:

          "Landlord represents and warrants that Landlord has complied with all applicable laws, rules and governmental regulations relative to its right to do business in California and that Landlord is authorized to enter into this Lease. Landlord agrees to furnish promptly upon request appropriate documentation evidencing the due authorization of Landlord to enter into this Lease."

     31. ADDITIONAL PROVISIONS. The following provisions are hereby added to the
Lease:

          "37. SECURITY. Tenant hereby acknowledges that the rental payable to Landlord hereunder does not include the cost of guard service or other security measures, and that Landlord shall have no obligation whatsoever to provide same. Tenant assumes all responsibility for the protection of the Premises, Tenant, its agents and invitees and their property from the acts of third parties.

          38. SIGNAGE. Tenant may erect, maintain, and replace from time to time upon the Premises and the exterior of the Building including prominent building signage and signage at the front entrance to the project in the form of a directional sign to the Premises (subject to and in compliance with all applicable laws, ordinances, government rules or regulations and the CC&Rs), at Tenant's sole cost and expense, signs that Tenant deems appropriate to the conduct of its business and approved by Landlord, which approval will not be unreasonably withheld. Tenant shall maintain such signs in good order, condition and repair, and in compliance with all applicable laws, ordinances, government rules or regulations and the CC&Rs.

         39. PARKING

               39.1 Tenant, at no additional expense, shall be entitled to use the parking spaces associated with the Premises. All responsibility for damage and theft to vehicles is assumed by Tenant and Tenant's employees, visitors and customers. Tenant shall repair or cause to be repaired, at Tenant's sole cost and expense, any and all damage to the Premises caused by Tenant, or Tenant's employees', visitors' or customers' use of such parking areas. Any governmental charges or surcharges or other monetary obligations imposed relative to parking rights with respect to the Premises shall be payable by Tenant.

               39.2 Landlord reserves the right to change the entrances, exits, traffic lanes and boundaries and locations of the parking area for the Premises, provided such change is required by a government entity. Tenant, in the use of such parking areas, agrees to comply with reasonable rules and regulations for parking as Landlord may adopt form time to time for the orderly and proper operation of said parking areas, provided that such rules and regulations do not conflict with the terms of this Lease.

         40. FINANCIAL STATEMENTS. Tenant acknowledges that it has provided Landlord with its financial statements as a material inducement to Landlord's agreement to lease the Premises to Tenant, and that Landlord has relied on the accuracy of said financial statements in entering into this Lease. Tenant represents and warrants that the information contained in said financial statements is true, complete and correct in all material aspects, and agrees that the foregoing representation and warranty shall be precondition to this Lease. At any time during the term of this Lease, within ten (10) days of Landlord's request, Tenant shall furnish to Landlord (if Tenant is not a publicly traded entity) financial statements of a similar nature for Tenant's most recent fiscal year available and shall represent and warrant the accuracy of such information.

         41. EARLY TERMINATION. Tenant in its sole and absolute discretion may terminate this Lease by providing written notice to Landlord on or before July 31, 2001, which notice shall be accompanied by a termination fee equal to Four Hundred Thousand Dollars ($400,000) less the first month's rent paid to Landlord upon execution of this Lease. Additionally, Tenant may terminate this Lease by delivering to Landlord between August 1, 2001 and September 15, 2001 written notice of such termination, together with a termination fee equal to One Million Dollars ($1,000,000) less the first month's rent paid to Landlord upon execution of this Lease. In the even this Lease is terminated pursuant to Article 21 or Section 1.3 of this Lease, no termination fee shall be payable by Tenant.

         42. SQUARE FOOTAGE. Tenant has the right, at its sole cost, to measure the square footage of the Building. The parties agree that such measurement will be calculated based upon measurements taken from the exterior side of the outermost vertical surface of the exterior walls of the Building and as to the mezzanine, the measurements shall be taken of the actual deck surface area and for stairways, the entire area of the stairwell less that part of the stairs attached to the ground floor. Tenant shall have until May 30, 2001, to notify Landlord if it disagrees with Landlord's calculation of the square footage of the Building, set forth on the Reference Page of this Lease as the Building Rentable Area. If the parties agree on a Building Rentable Area different than that set forth on the Reference Page of this Lease, the parties shall recalculate the Initial Annual Rent and the Initial Monthly Installment of Annual Rent and execute an amendment to this Lease to memorialize such agreement and recalculation of rent. If the parties do not agree on the Building Rentable Area on or before June 8, 2001 the Building Rentable Area shall be determined in the following manner: Landlord and Tenant shall each appoint one (1) arbitrator who shall by profession by a qualified licensed architect or space planner specializing in industrial buildings in Southern California who shall have been active in such profession over the ten (10) year period ending on June 8, 2001. Each arbitrator shall be appointed by June 18, 2001. If within thirty (30) days after the arbitrators are appointed, the arbitrators are unable to agree upon the Building Rentable Area, then the two (2) arbitrators so appointed shall, within fifteen (15) days after expiration of said thirty (30) day period, agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) arbitrators and who shall render a decision, within fifteen
     (15) days following his or her appointment, regarding the determination of the Building Rentable Area. The decision of the third arbitrator shall be binding upon Landlord and Tenant. If the two (2) arbitrators fail to agree upon and appoint a third arbitrator, the matter shall be decided forthwith by the American Arbitration Association pursuant to its Commercial Arbitration Rules. The cost of the arbitration shall be paid equally by Landlord and Tenant. If Tenant fails to notify Landlord on or before May 30, 2001 that it disagrees with Landlord's calculation of the Building Rentable Area, then the Building Rentable Area set forth on the Reference Page of this Lease shall be conclusive and binding upon the parties. The Building Rentable Area shall not be increased in the event that Tenant enlarges the mezzanine of the Building or otherwise adds second story space in the Building."

     IN WITNESS WHEREOF, the parties have executed this Addendum as of the date first above written.

LANDLORD                                                TENANT

CalWest Industrial Properties, LLC,                     Invitrogen Corporation, a Delaware corporation
a California Limited liability company

                                                        By:    /s/ John D. Thompson
By: RREEF AMERICA, L.L.C., a Delaware                          ----------------------------------------
limited liability company, its Manager                  Name:  John D. Thompson
                                                               ----------------------------------------
                                                        Title: Vice President
                                                               ----------------------------------------
By:   /s/ Michael F. Severson
      -------------------------------
Name: Michael F. Severson                               By:    /s/ John Cottingham
      -------------------------------                          ----------------------------------------
                                                        Name:  John Cottingham
Title: VP - Authorized Representative                          ----------------------------------------
      -------------------------------                   Title: Vice President, Gen. Counsel & Secretary
                                                               ----------------------------------------

                                  EXHIBIT "D-1"

                      SITE VISIT CONFIDENTIALITY AGREEMENT

    This Confidentiality Agreement (the "Agreement") is entered into by and between Invitrogen Corporation ("Invitrogen") and CalWest Industrial Properties, LLC ("Participant"). In consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree that:

1. The discloser of Information is Invitrogen. The receiver of Information is Participant.

2. The parties' representatives for disclosing or receiving Information, respectively, are: for Invitrogen: Troy Gardner or his/her designee; for
Participant: Jill Shanahan or his/her designee.

3. Information disclosed under this agreement includes, but is not limited to, the complete capability of the plants located on the site visited, including but not limited to the facilities, the processes, the scale of operations both individually and collectively, the technologies employed, the equipment employed, including its scale and source, information relating to employee training in quality and assurance, procedures for and record keeping of batch records, and Invitrogen's plans for changing any or all of the foregoing.

4. The burdens of nonuse and confidentiality on Participant will continue until terminated by mutual agreement between the parties hereto.

5. Participant will not use the Information except as is necessary or disclose the Information to any person except its employees, consultants or subcontractors, as is necessary in connection with Participant's maintenance, repairs and inspections of the premises located at 5781 Van Allen Way, Carlsbad, California in conjunction with and in accordance with that certain Lease dated as of May 31, 2001 between Invitrogen and Participant, and any such disclosures to consultants or subcontractors shall be under a written agreement with terms at least as restrictive as those specified herein. Any of the persons mentioned above who are given access to the Information shall be informed by the Participant of this Agreement. Participant shall protect the Information by using the same degree of care as Participant uses to protect its own confidential Information, but in any event no less than a reasonable degree of care.

6. Participant's duties under this Agreement shall apply to any Information received from Invitrogen by Participant, whether disclosed (i) orally, (ii) visually, (iii) in a written document, memorandum, report, correspondence, drawing or other material, computer-readable media, or (iv) in the form of tangible products or materials.

7. Notwithstanding any other provisions of this Agreement, Information shall not include any item of information which: (a) is within the public domain prior to the time of the disclosure by Invitrogen to Participant or thereafter becomes within the public domain other than as a result of disclosure by Participant or any of its representatives in violation of this Agreement; (b) was, on or before the date of disclosure in the possession of Participant, as evidenced by records, however maintained; (c) is acquired by Participant from a third party not under an obligation of confidentiality; or (d) is hereafter independently developed by Participant, as evidenced by records, however maintained.

8. In the event that Participant or anyone to whom it transmits the Information pursuant to this agreement becomes legally required to disclose any such Information, Participant shall provide Invitrogen with prompt notice so that Invitrogen may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In the event that such protective order or other remedy is not obtained, Participant shall furnish only that portion of the Information which is legally required to be furnished in the opinion of Participant's counsel.

9. This Agreement is made under and shall be construed in accordance with the laws of the State of California and constitutes the entire understanding between the parties hereto with respect to the subject matter hereof and merges any and all prior agreements, understandings and representations related to such subject matter. This Agreement may not be superseded, amended or modified except by written agreement between the parties hereto.

10. Each of the parties hereto has caused this Agreement to be executed on its behalf by its authorized representative.


CALWEST INDUSTRIAL PROPERTIES,         INVITROGEN CORPORATION
LLC                                    1600 FARADAY AVENUE
                                       CARLSBAD, CALIFORNIA 92008


/s/ Michael F. Severson     6/11/01    /s/ John D. Thompson   June 6, 2001
-----------------------------------    -------------------------------------
AUTHORIZED SIGNATURE        DATE       AUTHORIZED SIGNATURE   DATE

MICHAEL F. SEVERSON         V.P.       John D. Thompson       Vice President
-----------------------------------    -------------------------------------
NAME                        TITLE      NAME                   TITLE

                                  EXHIBIT "D-2"

                      SITE VISIT CONFIDENTIALITY AGREEMENT

     This Confidentiality Agreement (the "Agreement") is entered into by and between Invitrogen Corporation ("Invitrogen") and ______________________________ ("Participant"). In consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree that:

1. The Discloser of Information is Invitrogen. The Receiver of Information is Participant.

2. The parties' representatives for disclosing or receiving Information, respectively, are: for Invitrogen: ___________________________ or his/her designee; for Participant: _______________________ or his/her designee.

3. Information disclosed under this Agreement includes, but is not limited to, the complete capability of the plants located on the site visited, including but not limited to the facilities, the processes, the scale of operations both individually and collectively, the technologies employed, the equipment employed, including its scale and source, information relating to employee training in quality and assurance, procedures for and record keeping of batch records, and Invitrogen's plans for changing any or all of the foregoing.

4. The burdens of nonuse and confidentiality on Participant will continue until terminated by mutual agreement between the parties hereto.

5.   Participant will not use the Information except as is necessary or disclose the Information to any person except its employees, consultants or subcontractors, as is necessary in connection with _________________________ _____________________________ Participant's __________________________________
_________________________________________________________________
___________________________________________________________ [e.g. conducting, or having ________________ conduct, an environmental audit of the premises; evaluating the premises as a prospective tenant/purchaser of the premises], and any such disclosures to consultants or subcontractors shall be under a written agreement with terms at least as restrictive as those specified herein. Any of the persons mentioned above who are given access to the Information shall be informed by the Participant of this Agreement. Participant shall protect its own confidential Information, but in any event no less than a reasonable degree of care.

6. Participant's duties under this Agreement shall apply to any Information received from Invitrogen by Participant, whether disclosed (i) orally, (ii) visually, (iii) in a written document, memorandum, report, correspondence, drawing or other material, computer-readable media, or (iv) in the form of tangible products or materials.

7. Notwithstanding any other provisions of this Agreement, Information shall not include any item of information which: (a) is within the public domain prior to the time of the disclosure by Invitrogen to Participant or thereafter becomes within the public domain other than as a result of disclosure by Participant or any of its representatives in violation of this Agreement; (b) was, on or before the date of disclosure in the possession of Participant, as evidenced by records, however maintained; (c) is acquired by Participant from a third party not under an obligation of confidentiality; or (d) is hereafter independently developed by Participant, as evidenced by records, however maintained.

8. In the event that Participant or anyone to whom it transmits the Information pursuant to this Agreement becomes legally required to disclose any such Information, Participant shall provide Invitrogen with prompt notice so that Invitrogen may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In the event that such protective order or other remedy is not obtained, Participant shall furnish only that portion of the Information which is legally required to be furnished in the opinion of Participant's counsel.

9. This Agreement is made under and shall be construed in accordance with the laws of the State of California and constitutes the entire understanding between the parties hereto with respect to the subject matter hereof and merges any and all prior agreements, understandings and representations related to such subject matter. This Agreement may not be superseded, amended or modified except by written agreement between the parties hereto.

10. Each of the parties hereto has caused this Agreement to be executed on its behalf by its authorized representative.

-----------------------------------    INVITROGEN CORPORATION
-----------------------------------    1600 FARADAY AVENUE
-----------------------------------    CARLSBAD, CALIFORNIA 92008

-----------------------------------    -------------------------------
AUTHORIZED SIGNATURE    DATE           AUTHORIZED SIGNATURE  DATE

-----------------------------------    -------------------------------
NAME                    TITLE          NAME                  TITLE

                                       2